Exhibit 99.1

PROSPECTUS

OFFERING PRICE FOR CLASS B AND CLASS C UNITS:  $0.50

MINIMUM CASH AMOUNT:  $12,000,000 (24,000,000 Units)

TOTAL UNITS OFFERED:  $14,250,000 (28,500,000 Units)

(subject to a lower Minimum Amount upon approval by the Bankruptcy court)

OTTER TAIL AG ENTERPRISES, LLC

24096 - 170TH AVENUE

FERGUS FALLS, MN, 56537-7518

PHONE:  (218) 998-4301

Prospectus No.

June 23, 2010

A purchase of Units involves significant risks.  This Offering is being conducted pursuant to a Plan of Reorganization (including Financial Forecasts), which was first filed with the U.S. Bankruptcy Court on February 25, 2010 and amended on June 11, 2010 (the “Plan”).  You should only invest in this Offering if you can afford to lose your entire investment.  See the section entitled “Risk Factors” beginning on page 5 to read about important factors you should consider before purchasing Units.  These factors include and discuss that, among other things:

•   The Company is currently in Chapter 11 Bankruptcy;

•   We must raise $12,000,000 in new cash contributions by August 18, 2010, or the Company’s assets will be liquidated;

•   Even if the Plan of Bankruptcy is approved and we exit Bankruptcy, the proceeds of the Offering may be insufficient to properly capitalize the Company and permit us to continue as a going concern;

•   The ethanol industry remains highly unpredictable and competitive;

•   Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing;

•   Our Class C members will have significantly less governance influence than our Class B members and members with the right to appoint a member to the Board of Governors;

•   Our debt limits our ability to fund general corporate requirements, limits our flexibility in responding to competitive developments and increases our vulnerability to adverse economic and industry conditions; and

•   The Units will be subject to significant transfer restrictions and will not be tradable on any public market, which may make it difficult for you to resell or liquidate your investment.

THE UNITS BEING SOLD IN THIS OFFERING HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE MINNESOTA DEPARTMENT OF COMMERCE SECURITIES DIVISION, NOR HAS THE COMMISSION OR DIVISION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE.  SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.

OTTER TAIL AG ENTERPRISES, LLC

This is a registered Minnesota intrastate public offering of Class B and Class C membership units of ownership interest (together, the “Units”) in Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company (“Otter Tail,” “OTAE,” “Company,” “we” or “us”).  The Company is an ethanol production company.  Each Unit represents ownership interest in our assets, profits, losses and distributions.  While we are currently a reporting Company with the Securities and Exchange Commission (“SEC”), no public market currently exists for the Units.

We are offering a minimum of 24,000,000 Units equal to $12,000,000 in cash proceeds, subject to approval of a lower minimum requirement by the Bankruptcy court (the “Minimum Amount”) to Minnesota residents only (the “Offering”), at a price equal to $0.50 per Unit.  Otter Tail County (the “County”) has agreed to convert all of our outstanding indebtedness owed to it into 4,500,000 Class B Units ($2,250,000).  The Units are being offered until the earlier of (i) the Minimum Amount is raised and the Remainder (defined below) is collected, or (ii) August 18, 2010, if the Minimum Amount is not sold, which is the date we must raise all of the funds and meet other conditions in the Plan of Reorganization or the Company’s assets will be subject to liquidation.  The minimum purchase (the “Minimum Investment”) is 12,500 Units ($6,250) at $0.50 per Unit, provided that we may permit a smaller investment in our sole discretion.  Investors are required to make a payment equal to ten percent (10%) of the purchase price for the Units, with such payment to be held in escrow until we have satisfied the conditions for breaking escrow, and execute a promissory note for the Remainder.  Investors will have ten (10) days after the Plan is confirmed to pay the Remainder.

All subscription payments received for Units before conditions for breaking escrow and release of proceeds to the Company have been met will be held in an interest-bearing account (the “Escrow Account”) with Bremer Bank.  If we have not satisfied all of the conditions to break escrow by September 1, 2010, we will promptly return all proceeds held in the Escrow Account without interest or deduction.  If we fail to break escrow, we will retain any interest earned on the proceeds in the Escrow Account.

We intend to use the proceeds from this Offering for debt reduction, general operating and working capital and capital improvements as set forth in the Plan.  This Offering is designed to increase the equity of the Company to provide the cash necessary for the day-to-day operation of our plant.

Our mailing address is 24096 - 170th Avenue, Fergus Falls, Minnesota, 56537-7518, and our telephone number is (218) 998-4301.

	Offering Price Per Unit(1)	Sales Commissions(2)	Cash Proceeds to Company(3)
Minimum Investment(4)	$0.50	$0	$6,250
Offering Amount	$0.50	$0	$12,000,000

i

FOOTNOTE INFORMATION

(1)           Offering Price per Unit.  The Offering price was arbitrarily determined, and we make no representations, whether express or implied, as to the value of the Units offered in this Offering.

(2)           Brokers; Agents.  We plan to complete the Offering without a placement agent, and, although we have not, at the time of this Prospectus, retained a placement agent for this Offering, we reserve the right to retain a placement agent to assist us with the Offering.  We anticipate that all of our governors and executive officers will act as Issuer agents to sell our Units offered in this Offering, without the use of an underwriter.  We will not pay commissions to our governors or to any other persons for these sales.  These governors and executive officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We are exempt from broker-dealer registration with the NASD.

(3)           Proceeds.  Cash proceeds does not include the conversion of the debt owed by us to Otter Tail County (the “County”) it into 4,500,000 Class B Units valued in this offering at $2,250,000.

Amounts shown are proceeds before deducting expenses incurred in connection with the Offering, including legal and accounting fees, printing costs and other costs and expenses related to the Offering.  We anticipate such Offering costs and expenses will be $100,000, or approximately less than one percent of the Minimum Amount.

(4)           Minimum Investment.  The Minimum Investment in the Company is 12,500 Units ($6,250) at $0.50 per Unit, provided that we may permit a smaller investment in our sole discretion.

IMPORTANT NOTICES TO INVESTORS

References to “Otter Tail,” “OTAE,” “we,” “us,” “our,” and the “Company” refer to the entity and business of Otter Tail Ag Enterprises, LLC.

This Amended Prospectus (the “Prospectus”) contains important information about us that you should read and consider carefully before you decide whether to invest in the Company’s units of ownership interest (“Units”).  The principal sections of this Prospectus are located on the pages referenced in the Table of Contents.  Some of the documents related to the Offering are included in the Exhibits to this Prospectus.  If you have any questions regarding the information in this Prospectus, you should contact Anthony Hicks with Otter Tail Ag Enterprises, LLC as follows:

Anthony Hicks

24096 - 170th Avenue

Fergus Falls, Minnesota, 56537-7518

Phone:  (218) 998-4301

E-mail:  ahicks@otaellc.com

This Prospectus is an offer to sell or a solicitation of offers to buy the Units to residents of the State of Minnesota and only to such persons to whom such offers and sales are permitted.  The Units are being registered with the State of Minnesota only.  The Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any other state securities commission, and are offered and sold pursuant to claimed exemptions from the registration requirements of the Securities Act.  Neither the Securities and Exchange Commission nor the Minnesota Department of Commerce Securities Division (the “Division”) has made an independent determination that the offer and sale of the Units is exempt from registration.

Only Minnesota residents who meet one of the suitability tests described in this Prospectus may purchase Units in this Offering.

In connection with the federal exemption from registration and the suitability standards established for this Offering, we will rely on the representations, warranties and agreements of the subscribers in the Subscription Agreement and Letter of Investment Intent (the “Subscription Agreement”), attached to this Prospectus as Exhibit D, in connection with the offer and sales of Units hereunder.

As result of our reliance on Section 3(a)(11) of the Securities Act and Rule 147 promulgated thereunder to offer and sell the Units, you will not be able to sell or otherwise transfer your Units to residents of any other state for a period of nine months after we complete the sale of all of the Units purchased in this Offering.  In addition, the Units are subject to significant transfer restrictions as set forth in our proposed First Amended and Restated Operating and Member Control Agreement (the “Member Control Agreement”) which is attached to this Prospectus as Exhibit C.  See “Description of Membership Units.”

The Securities Act and the securities laws of Minnesota grant purchasers of securities sold in violation of the registration or qualification provisions of such laws the right to rescind their purchase of such securities and to receive back their consideration paid.  The Company believes that the Offering described in this Prospectus is not required to be registered under the Securities Act and has been properly registered under Minnesota securities law.  These laws granting the right of rescission also provide that suits of such violations must be brought within a specified time, usually one year from discovery of facts constituting such violation.  Should any investor institute such an action on the theory that the Offering conducted as described herein was required to be registered or qualified, we will contend that the contents of this Prospectus constituted notice of the facts constituting such violation.

We may reject your subscription, in whole or in part, for any reason or no reason, and your subscription is subject to subscription procedures we have established for this Offering.  If we choose to accept your subscription, one of our officers will countersign a copy of your Subscription Agreement and return it to you.  This is the only way we will accept your subscription.  Please read the more detailed information about subscribing under “Plan of Offering” and “How to Purchase Units.”

We have not authorized anyone to give any information or to make any representations with respect to the Units or this Offering except the information contained in this Prospectus.  You should not rely on any other Offering literature, advertising or other information in any form that anyone may provide you.

In making an investment decision, you must rely on your own examination of the Company and the terms of the Offering, including the merits and risks involved.  These securities have not been recommended by any federal or state securities commission or regulatory authority and any representation to the contrary is a criminal offense.

We reserve the right to suspend or terminate this Offering at any time.  The information contained in this Prospectus is accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or any sale of the Units. Neither the delivery of this Prospectus nor the sale of Units hereunder shall create any implication that there has been no change in the information contained herein or in our business since the date of this Prospectus.

This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such an offer is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation.

Neither the information contained herein, nor any prior contemporaneous or subsequent communication should be construed by you as legal or tax advice.  You should consult your own legal and tax advisors to ascertain the merits and risks of an investment in a Unit before investing.

TABLE OF CONTENTS

IMPORTANT NOTICES TO INVESTORS	iii
MINIMUM PURCHASE AND INVESTOR SUITABILITY REQUIREMENTS	1
SUMMARY DESCRIPTION OF OFFERING AND UNITS	2
RISK FACTORS	5
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	18
ESTIMATED USE OF PROCEEDS	20
PLAN OF OFFERING	21
DILUTION	25
DESCRIPTION OF MEMBERSHIP UNITS	27
DESCRIPTION OF OUR BUSINESS	32
DESCRIPTION OF PROPERTY	42
LEGAL PROCEEDINGS	42
SELECTED FINANCIAL DATA	44
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	44
DIRECTORS AND EXECUTIVE OFFICERS	45
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	48
EXECUTIVE COMPENSATION	55
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	59
FEDERAL INCOME TAX CONSIDERATIONS	61
HOW TO PURCHASE UNITS	70

EXHIBITS

A.	ARTICLES OF ORGANIZATION OF THE COMPANY
B.	CONSENSUAL PLAN OF REORGANIZATION (INCLUDING FINANCIAL FORECASTS) AS FILED ON JUNE 11, 2010
C.	PROPOSED FIRST AMENDED AND RESTATED MEMBER CONTROL AGREEMENT OF THE COMPANY
D.	FORM OF SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT
E.	FORM OF PROMISSORY NOTE
F.	AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED SEPTEMBER 30, 2009 AND 2008
G.	UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTH AND SIX MONTH PERIOD ENDED MARCH 31, 2010 AND 2009
H.	SPECIMEN UNIT CERTIFICATES
I.	ORDER AND NOTICE FOR HEARING ON CONFIRMATION OF PLAN
J.	CORN AND ETHANOL BREAK EVEN MATRIX

v

MINIMUM PURCHASE AND INVESTOR SUITABILITY REQUIREMENTS

Eligibility

Only residents of the State of Minnesota may purchase Units in this offering (the “Offering”).  For purposes of this Offering, a business entity is a Minnesota resident if, at the time of the offer and sale of the Units, its principal office is in Minnesota.  A business organization that is organized for the specific purpose of acquiring Units in this Offering is NOT a Minnesota resident unless all of the beneficial owners of such organization are residents of Minnesota.  An individual is a Minnesota resident if his or her principal residence is in Minnesota at the time of the offer and sale of the Units.  Current Members who are not residents of Minnesota are not eligible to purchase Units in this Offering, notwithstanding any other information contained herein.

Suitability

Investing in our Units is highly speculative and involves significant risk.  Our Units are suitable only as a long-term investment and only if you can bear complete loss of your investment.  It may be difficult for you to sell the Units when you desire because there is no public trading market for the Units and we do not expect one to develop in the foreseeable future.  In addition, our first amended operating and member control agreement (“Member Control Agreement”) contains significant restrictions on the sale or transfer of Units.  You should not invest in the Units if you need to sell them quickly in the future.  We reserve the right to reject any subscription, in whole or in part, for any reason, including, if we determine that the Units are not suitable investment for a particular investor.  To this end, you can invest in this Offering only if you can represent to us in your subscription agreement that you meet one of the following suitability tests:

(1)   You have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

(2)   You have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

Information you provide on the subscription agreement will be kept as confidential as possible.  However, we may show your information to such persons as the Company deems necessary to determine your eligibility as Minnesota resident or to ascertain your general suitability for investment.

IMPORTANT NOTICE

Investors deemed the beneficial owners of five percent (5%) or more of our Units may have reporting obligations under Section 13 and Section 16 of the Securities Act if we become a public reporting company in the future.  As of the date of this Prospectus, we are a public company, but we anticipate that following the approval of the Plan of Reorganization, that we will no longer be a public reporting company for the purposes of the Securities Act.  If, at any time after the financial closing of this Offering, we have five hundred (500) or more unit holders of one class of our units and more than ten million dollars ($10,000,000) in assets at the close of our fiscal year (September 30), then we would once again become a public reporting company under the Securities Act.  If you believe that you may become the beneficial owner of five percent (5%) or more of our outstanding Units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under federal securities laws.

SUMMARY DESCRIPTION OF OFFERING AND UNITS

Bankruptcy Update

On June 11, 2010, the Company filed an Amended Plan of Reorganization with the United States Bankruptcy Court for the District of Minnesota, and as of June 14, 2010, the Bankruptcy Court issued an order approving our Disclosure Statement, which is attached hereto as Exhibit I.  The Company has been informed by the senior lenders, as well as certain other creditors, that they will support the Amended Plan and recommend its approval to the Bankruptcy Court.  While there is no assurance that their support will continue or that the Court will approve the Plan, the Company believes that there will be no further material changes to the Plan.

Timeline

We filed our Amended Plan of Reorganization on June 11, 2010. Our confirmation hearing in front of the Bankruptcy Court will be August 18, 2010 (the “Confirmation Date”). Pursuant to our Plan of Reorganization, we are required to have sold the Minimum Amount by the Confirmation Date, otherwise our assets may be liquidated. If we raise the Minimum Amount by the Confirmation Date, we will have ten (10) days to collect the Remainder on all subscriptions into our Escrow Account (the “Collection Deadline”).

Types of Securities Offered	Class B Units (“Class B Units”).
Class C Units (“Class C Units”).

Investors that invest more than $10,000 (20,000 Units) pursuant to this Offering will receive Class B Units, whereas investors that make an investment that is less than or equal to $10,000 will receive Class C Units. See “Description of Membership Units” for information on the distinction between each Class of Units.

Offering Size

We are offering a minimum of 28,500,000 Units. Of these, 24,000,000 Units will be offered for cash proceeds of $12,000,000 and 4,500,000 Class B Units will be issued in exchange for the conversion of outstanding indebtedness owed by the Company. Cash Investors will be required to draft a check for ten percent (10%) of the amount subscribed (the “Escrow Amount”) and execute a promissory note for the Remainder. See “Description of Membership Units” and “Plan of Offering.” No partial Units will be sold. We intend to limit the number of members of each class of units to less than 500 members.

Offering Period

The Offering will terminate (1) on the Confirmation Date if we have not sold the Minimum Amount by the Confirmation Date, or (2) on September 1, 2010, if we have sold the Minimum Amount by the Confirmation Date.

Price per Unit	The Units will be offered at a price of $0.50 per Unit.

Approval of Plan of Reorganization

Unless the Plan of Reorganization is confirmed by the Bankruptcy court, no cash in the Escrow Account will be released and no investments will have been made. The reorganization of the Company, its debt and other liabilities is dependent on the Plan being confirmed. If the Plan is materially revised prior to its confirmation, the Company will ask each investor to confirm their investment after reviewing the details of the revised Plan. If an investor does not confirm their investment, their money will be returned promptly without interest or deduction. Confirmation by the Bankruptcy Court of our Plan of Reorganization will cause significant changes to our business, and this Prospectus should be read in conjunction with the proposed Plan of Reorganization.

Minimum Investment	You must subscribe for at least 12,500 Units ($6,250) at $0.50 per Unit, provided that we may permit a smaller investment in our sole discretion. See “Plan of Offering.”

Investor Qualifications	To participate in the Offering you must be a Minnesota resident and meet the suitability tests described in this Prospectus.

Subscription Procedures

Before purchasing Units, you must: (1) read and complete the subscription agreement (attached hereto as Exhibit D); (2) draft a check payable to “Bremer Bank, as Escrow Agent for OTAE, LLC” in the amount of ten percent (10%) of the amount due for Units for which subscription is sought, which amount will be deposited in the escrow account (the “Escrow Account”); (3) execute the promissory note(attached hereto as Exhibit E); and (4) deliver to us these items and an executed copy of the signature page of our Member Control Agreement. If we have met the conditions to break escrow described below, you must draft a check payable to “Otter Tail Ag Enterprises, LLC” in lieu of instructions (2) and (3) above. In the event we have not sold the Minimum Amount by the Confirmation Date, any subscription proceeds in the Escrow Account will be returned to investors pursuant to the terms of the escrow agreement (the “Escrow Agreement”), without interest or deduction.

Escrow Procedures

Proceeds from the subscriptions for the Units will be deposited in an interest bearing account that we have established with Bremer Bank as Escrow Agent under a written Escrow Agreement and may be invested in short-term securities issued by the United States government.

We will not release funds from the Escrow Account until:

	1.	cash proceeds from Unit sales deposited in the Escrow Account equals or exceeds $1,200,000, exclusive of interest (the “Minimum Escrow Amount”); and

2.

the Plan of Reorganization has been approved by the Bankruptcy Court. If the Plan is materially revised after the Minimum Amount has been received, investors will be provided details of the revised Plan and asked to reconfirm their investment.

Regardless of whether we obtain the Minimum Escrow Amount in the Escrow Account, the Board retains the absolute right to terminate the Offering and return any and all funds in escrow in the Board’s sole and absolute discretion.  If cash proceeds deposited with the Escrow Agent do not equal the Minimum Escrow Amount as of the Confirmation Date, the Escrow Agreement will terminate and the cash deposits will be promptly returned to the purchasers without interest or deduction. The Bankruptcy Court also has authority to deny the Plan and terminate the

Board’s authority. If cash proceeds equal to or greater than $1,200,000 have been deposited with the Escrow Agent as of the Confirmation Date, you will be required to pay the Remainder within ten (10) days of the Confirmation Date. If you do not fully fund your investment within such ten (10) day period, you will forfeit your initial payment and will not be entitled to receive any Units in the Offering.

Escrow Agent

Until we have met all conditions necessary to break escrow and release proceeds, all subscription proceeds will be deposited in the Escrow Account at Bremer Bank. If we do not meet the conditions necessary to break escrow and release proceeds before the Confirmation Date, the proceeds from the sales of Units will be refunded promptly to investors in full, without interest or deduction. If we do not break escrow, the Company will retain any interest earned by the Escrow Account.

Payment Terms

You will be required to submit payment for ten percent (10%) on the Units with your Subscription Agreement and sign a full recourse promissory note for the remaining ninety percent (90%) of the total subscription price (the “Remainder”). Once we have completed and signed Subscription Agreements for the Minimum Amount of Units offered in this Offering and met out conditions for breaking escrow, the promissory note will become due and payable. Any subscriber that does not pay the remainder will not be issued Units in the Offering and will have forfeited their initial ten percent (10%) payment.

Use of Proceeds	See “Use of Proceeds” beginning on page 19 of this Prospectus.

Restrictions on Transferability

The Units are subject to restrictions on transferability under applicable federal and state securities laws and the proposed First Amended and Restated Member Control Agreement (the “Member Control Agreement). You will not be able to sell or otherwise transfer your Units to residents of any other state for a period of nine months after we complete the sale of all of the Units purchased in this Offering. See “Description of Membership Units.”

Risk Factors

An investment in the Units involves a very high degree of risk, including the risk of loss of an investor’s entire investment. See “Risk Factors” beginning on page 5 of this Prospectus for a discussion of factors investors should consider before purchasing any of the Units.

Voting Rights

Following the issuance of Units in this Offering, each Member is entitled to vote in the affairs of the Company based on the rights of the Class of Units purchased. See “Description of Membership Units.”

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RISK FACTORS

You should carefully consider the risks described below, as well as other information contained in this Prospectus and other matters that may affect an investment by you, before making a decision to invest in Units.  For the reasons explained below and in this Prospectus, investing in Units is highly speculative, involves a high degree of risk and is not appropriate for you if you cannot afford to lose your entire investment.  The risk factors described below are intended to only summarize and highlight certain factors related to an investment in Units and are not intended to cover in full, supersede, or replace other portions of this Prospectus which may discuss these and other factors.  Further, the order in which the risk factors appear below in no way reflects the relative importance or severity of the risk in relationship to the Company or Offering, and no such inference should be made based on the order in which the risk factors appear below.

This Offering is being conducted while the Company is in the process of reorganizing pursuant to Chapter 11 of the Bankruptcy Code.  Due to the different risks based upon the status of this reorganization and approval and implementation of our Plan of Reorganization, we are providing two separate sets of Risk Factors, the first of which applies during the period of time in which we are engaged in the reorganization process, subject to approval by the Bankruptcy Court, the second of which will apply after our Plan of Reorganization if and when the plan is approved by the bankruptcy court and we have emerged from bankruptcy.  You should consider both sets of risks before making an investment in Units.

Risks related to the Company’s Class A Units are not considered because if the Plan of Reorganization is approved, the Class A Units will be cancelled.  If the Plan of Reorganization is not approved and the Company is unable to exit Chapter 11 bankruptcy successfully, its assets will be seized by its creditors and the Class A Units will have no value.  The risks related to the Company’s Class A Units are more fully described in its recent Securities and Exchange Commission filings.

Risks Applicable During Reorganization Period

Our Board of Governors has broad discretion with respect to operation of the Company and in connection with the Offering.  Our Board has broad discretion with respect to approval of the final details of any Plan of Reorganization that is eventually adopted by the Company and approved by the Bankruptcy Court.  As a result, we cannot guarantee that the Plan of Reorganization will not materially change before any approval is obtained by the Bankruptcy Court.  The Board also has broad discretion with respect to the Offering and the use of proceeds received pursuant to the Offering.  The Board has discretion with respect to the intended use of proceeds, subject to the terms and conditions of the final Plan of Reorganization.

If we fail to sell the minimum number of Units, the Offering will fail and your investment will be returned to you without interest or deduction.  We may not be able to sell the minimum number of Units required to close on this Offering.  We must sell at least the Minimum Amount, $12,000,000 in order to close the Offering and for the Plan of Reorganization to be approved, although this is not the only factor determining whether the Plan of Reorganization is approved, many of which we have no control over.  If we do not sell the Minimum Amount, we cannot close the Offering, the Plan of Reorganization will not be approved and we must return investors’ money.

If the Plan of Reorganization is materially revised after subscriptions have been accepted, such subscribers will be required to confirm their investment.  If we materially revise our Plan of Reorganization, which is attached as Exhibit B to this Prospectus, we will require any subscribers who purchased Units prior to the material change to our Plan of Reorganization to confirm their investment.  If subscribers do not confirm their subscriptions at all or by the Confirmation Date, we may be unable to meet the Minimum Amount, even if we had sold the Minimum Amount prior to the material revision to our Plan of Reorganization.  Therefore, any material revision to our Plan of Reorganization may cause the Offering to fail and the Company’s assets to be liquidated.

Investors will not be allowed to withdraw their investment, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.  During the period of reorganization, investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by us, however, CHS may withdraw any investment it makes in the event that it is not selected as the exclusive marketing representative pursuant to a final Plan of Reorganization.  We do not anticipate making a rescission offer.  We cannot control nor can we predict with any certainty how long the reorganization period may last.  You should only invest in us if you are willing to have your investment be unavailable until the latter of us abandoning the Offering or breaking escrow, which could be up to one year after the effective date of our registration statement, or the date on which you’re able to transfer Units you receive in the Offering.  Further, there are significant transfer restrictions on our Units which may make it difficult for you to sell your Units at a later date.  You will not have a right to withdraw and demand a cash payment from us.  Therefore, your investment may be unavailable to you for an indefinite period of time.

Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the Remainder on their investment may have to forfeit their 10% cash deposit.  As much as 90% of the total Offering proceeds of this Offering could be subject to promissory notes that may not be due until after the Offering is closed.  The success of our Offering will depend on our investors’ ability to pay the outstanding Remainders on these promissory notes.  In order to purchase units in this Offering and become a member in Otter Tail, each investor must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the remaining 90% of the total amount due for the units. That Remainder will become due within ten (10) days of the date of our notice that our sales of units have exceeded the aggregate minimum offering amount, including the amounts owed under the promissory notes, of $12,000,000. We may not be able to collect on subscriptions from investors and are subject to the risk that subscribers may default on their payment obligations under their subscription agreements and promissory notes. We will take a security interest in the Units. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. This means that if you are unable to pay the Remainder of your investment within ten (10) days of our notice, you may have to forfeit your 10% cash deposit. Nonetheless, the success of the offering depends on the payment of these amounts by the obligors.  If we do not collect the Remainder within ten (10) days following the Confirmation Date, our assets could be liquidated.

Risks Applicable After Reorganization Period

Risks Related to the Continued Operation of the Company

The proceeds of the Offering may be insufficient to stabilize the Company and permit us to continue as a going concern.  Even if we are able to sell the Minimum Amount and close the Offering, the cash generated by this Offering may not be sufficient to meet our immediate capital needs.  Due to many factors, including but not limited to: our ability to operate our ethanol plant at sufficient levels; our ability to produce and sell ethanol and distillers grains on positive margins; continued price volatility in the corn, crude oil and ethanol markets; and general instability in the ethanol industry, we are unable to predict with certainty the amount of cash we need to continue operations. Although we have already filed for bankruptcy once, there is no guarantee that we won’t be forced to file for bankruptcy if the funds we raise in this Offering are insufficient to meet such needs.  If we file for bankruptcy after breaking escrow and after the Escrow Agent disburses the funds raised in connection with this Offering, it is highly likely that equity investors, including investors in this Offering, will lose part or all of their original and any subsequent investment.  If we declare bankruptcy after exiting this Chapter 11 bankruptcy proceeding, we would be required to initiate a new bankruptcy proceeding.  If we were to initiate a new Chapter 11 proceeding shortly after such time we emerge from this Chapter 11 proceeding, it is unlikely that our creditors would permit us to reorganize again and the Company’s assets would likely be liquidated and sold.

We anticipate needing to raise additional capital to meet our short-term needs, and may be unsuccessful in doing so.  We will require significant capital for a number of expenditures, including financing operations, paying indebtedness, and implementing our restructuring plan. We believe that much of this capital must come from sources outside of available cash flows from our operations.  There is no guarantee that we will be successful in raising enough capital from outside sources to adequately fund our operations and other short-term needs.  In the event that we are unable to obtain enough capital, we may be forced to proceed with a bankruptcy, liquidation, reorganization, or other winding down of the business affairs.  Even if we are able to obtain additional debt financing, we may not be able to do so upon favorable terms.  Alternatively, if we seek additional equity financing in the future, the ownership of our current members, including investors in this Offering, will be diluted. In order to attract investors, we may also have to offer equity at prices lower than the Units offered hereby.

Risks Related to the Offering

The proceeds of the Offering may be insufficient to stabilize the Company and permit us to continue as a going concern.  Even if we are able to sell the Minimum Amount, close the Offering and emerge from bankruptcy, the cash generated by this Offering may not be sufficient to meet our immediate capital needs.  Due to many factors, including but not limited to:  our ability to operate our ethanol plant at sufficient levels; our ability to produce and sell ethanol and distillers grains on positive margins; continued price volatility in the corn, crude oil and ethanol markets; and general instability in the ethanol industry, we are unable to predict with certainty the amount of cash we need to continue operations.  We may need to find other sources of funds, or be forced to file for bankruptcy if the funds we raise in this Offering are insufficient to meet such needs.  If we file for bankruptcy after breaking escrow and after the Escrow Agent disburses the funds raised in connection with this Offering, it is highly likely that equity investors, including investors in this Offering, will lose part or all of their original and any subsequent investment.

We are not experienced in selling securities and no one has agreed to assist us or purchase any Units that we cannot sell ourselves, which may result in the failure of this Offering.  We are making this Offering as a direct primary offering, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the Minimum Amount as of the Confirmation Date, we will be required to return your investment.  Other than the commitments of CHS Inc. and Otter Tail County in the proposed Plan of Reorganization, which is itself subject to confirmation, we have no firm commitment from any prospective buyer to purchase our Units and there can be no assurance that the Offering will be successful.  We plan to offer the Units directly to investors by registering our securities in the state of Minnesota.  We may hold informational meetings in the state of Minnesota.  Our governors have significant responsibilities in their primary occupations or other full-time outside commitments in addition to trying to raise capital and may be unable to devote adequate time to capital-raising efforts.  See “Governors and Executive Officers.”

The sale of the Minimum Amount, while necessary to the business operations of the issuer, is not designed as a protection to investors, or to indicate that their investment decision is shared by other unaffiliated investors.  Units may be purchased by our affiliates, or by other persons who will receive fees or other compensation or gain dependent upon the success of this Offering.  Such purchases may be made at any time, and will be counted in determining whether the required Minimum has been met.  Because there may be substantial purchases by affiliates of the Issuer, or other persons who will receive fees or other compensation or gain dependent upon the success of the Offering, no individual investor should place any reliance on the sale of the specified minimum as an indication of the merits of this Offering.  Each investor must make his own investment decision as to the merits of this Offering.

Investors should not expect that the sale of sufficient Units to reach the Minimum Amount, or in excess of that minimum, indicates that such sales have been made to investors who have no financial or other interest in the Offering, or who otherwise are exercising independent investment discretion.

We will have only a short period of time after the Bankruptcy Court approves our Plan of Reorganization to collect the Remainder from all investors in the Offering, and if you do not pay your Remainder, you may forfeit your initial 10% payment.   If we are unable to secure the Minimum Escrow Amount as of the Confirmation Date, you will be refunded your ten percent (10%) payment without interest or deduction.  In the event we secure the Minimum Escrow Amount, we will only have ten (10) days to collect the Remainder after the Confirmation Date.  If you do not pay your Remainder within that time, you will not be issued any units of the Company, and you will forfeit your ten percent (10%) payment.  If you invest, it is likely that you will be required to pay the Remainder within three (3) months or less after such time you submit your completed subscription agreement to us.

Our Board will have limited discretion in the allocation of proceeds from this Offering. Our Board of Governors will have limited discretion in allocating the proceeds of this Offering pursuant to the Plan of Reorganization.  While we will be required to use the proceeds of the Offering as described in “Use of Proceeds,” changes in business operations, market factors and other unanticipated events, as well as the total amount of Units sold, require us to seek the consent of our creditors to change how we apply proceeds from sales of the Units.  This may take time and our creditors could refuse to give consent.

Financial Projections are highly speculative.  Any financial projections included in this Prospectus, including the financial projections included with the Plan of Reorganization attached as Exhibit B to this Prospectus, and all other materials or documents supplied by us should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed therein and in this Prospectus. The financial projections have not been prepared based upon certified public accounting standards and have not been reviewed by an independent accountant.  The assumptions and facts upon which such projections are based are subject to variations that may arise as future events actually occur.  The financial projections included herein are based on assumptions made by us regarding future events.  There is no assurance that actual events will correspond with these assumptions.  Actual results for any period may or may not approximate such financial projections.  Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions.  Neither we nor any other person or entity makes any representation or warranty as to the future profitability of an investment in our Units.

Risks Relating to Our Business

We rely on the services of key personnel, the loss of which could adversely affect the future success of the Company.  We are highly dependent on the services of Anthony Hicks, who serves as our Chief Executive Officer and Chief Financial Officer. If we were to lose the services of Mr. Hicks, whether through termination, attrition, incapacitation or otherwise, there are currently no successors who could implement our business and restructuring plans. Therefore, such loss could have a material adverse impact on us and our future profitability and ability to emerge successfully from bankruptcy.

Our lack of business diversification could result in significant operating losses if our revenues from our primary products decrease.  Our business solely consists of the production and sale of ethanol and distillers grains.  We do not have any other lines of business or other sources of revenue if we are unable to successfully operate the Plant.  Our lack of business diversification could cause us to incur significant operating losses if we are unable to generate revenues through the production and sale of ethanol and distillers grains since we do not have or expect to have any other lines of business or alternative revenue sources.

Risks Related to the Ethanol Industry

The spread between ethanol and corn prices can vary significantly and we expect to incur losses in the near future because of narrow spreads.  We have certain risks and uncertainties that we experience during volatile market conditions such as what we experienced during the fiscal years 2009 and 2008 and to date in 2010. These volatilities can have a severe impact on operations.  Our revenues are derived from the sale and distribution of ethanol and distillers grains to customers primarily located in the U.S. and our operating and financial performance is largely driven by the prices at which we sell ethanol and the net expense of corn.  The price of ethanol is influenced by factors such as supply and demand, weather, government policies and programs, and unleaded gasoline and the petroleum markets, although since 2005 the prices of ethanol and gasoline began a divergence with ethanol selling for less than gasoline at the wholesale level. Excess ethanol supply in the market, in particular, puts downward pressure on the price of ethanol. Our largest cost of production is corn.  The cost of corn is generally impacted by many factors, including supply and demand, weather, government policies and programs.

We incurred a net loss of approximately $21.5 million for the fiscal year ended September 30, 2009.  Net losses were high in large part because of rising corn costs that were not offset by rises in ethanol prices.

We anticipate that our results of operations for the remainder of 2010 will be affected by the increased production of ethanol as many plants that had been in an idle state have been purchased and placed back in service. This will affect corn price as demand increases.  A protracted midwest harvest, combined with unseasonal rain and lack of natural drying, may lead to quality issues in the corn supply, as well as damage from excessive mechanical drying.  These quality issues could lead to elevated pricing or lower production from poor quality corn. The volatility that is due to various factors, including uncertainty with respect to the market for our major input (corn) and the major output (ethanol), could lead to further losses.

Hedging transactions that may be undertaken in the future could significantly increase our operating costs if we incorrectly estimate our corn requirements and are not able to utilize all of the corn subject to our futures contracts.  Although we have presently exited all of our hedging positions, we may attempt in the future to minimize the effects of fluctuations in the price of corn on our operations by taking hedging positions in the corn futures markets.  Hedging is a means of protecting the price at which we will buy corn in the future.  In one type of hedging transaction, we would purchase futures contracts that lock in the amount and price of corn that we will purchase at a future date.  Whether our hedging activities would be successful depends upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grain to utilize all of the corn subject to the futures contracts.  Although we would attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we could not use all of the corn subject to our futures contracts.  If we are unsuccessful with any hedging efforts we may make in the future, our business may suffer.

Our operating costs could be higher than we expect, and this could reduce our profitability or cause us to lose money.  In addition to general market fluctuations and economic conditions, we could experience significant operating cost increases from numerous factors, many of which are beyond our control.  These increases could arise from, among other things:

•                          higher natural gas and electricity prices;

•                          higher labor costs, particularly if there is any labor shortage;

•                          higher corn costs;

•                          higher transportation costs because of greater demands on truck and rail transportation services; and

•                          higher costs of regulatory compliance, including regulations related to the environment and worker safety.

As more ethanol plants are built, ethanol production will increase and, if demand does not sufficiently increase, the price of ethanol and distillers grain may decrease.  Although we have recently witnessed a large volume of ethanol production going offline, we expect that the number of ethanol producers and the amount of ethanol produced will likely continue to increase in the future.  We cannot assure that the demand for ethanol will increase in order to compensate for the increased supply.  The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, whether the phase out or restrictions on the use of MTBE continues and the development of other technologies or products that may compete with ethanol.  If the demand for ethanol does not sufficiently increase, increased ethanol production may lead to lower ethanol prices.  In addition, because ethanol production produces distillers grain as a co-product, increased ethanol production will also lead to increased supplies of distillers grain.  Demand for distillers grain is independent of the demand for ethanol and depends upon various factors, such as the strength of the local and national beef and dairy cattle industry, and the availability of other feed products at more economical prices.  An increase in the supply of distillers grain, without offsetting increases in demand, could lead to lower prices.  Decreases in the price of ethanol and distillers grain will result in our generating lower revenue and lower profit margin, thereby reducing or eliminating our profits.

Growth in the ethanol industry is dependent on growth in the fuel blending infrastructure to accommodate ethanol, which may be slow and could result in decreased demand for ethanol.  The ethanol industry depends on the fuel blending industry to blend the ethanol that is produced with gasoline so it may be sold to the end consumer.  In many parts of the country, the blending infrastructure cannot accommodate ethanol which leads to certain areas that do not blend any ethanol.  Substantial investments are required to expand this blending infrastructure that may not be made by the fuel blending industry.  Should the ability to blend ethanol not expand at the same rate as increases in ethanol supply, it may decrease the price of ethanol despite the fact that there may be significant demand at the consumer level to purchase ethanol.  Should the fuel blending industry not make the required investments to expand the blending infrastructure, it may lead to a decrease in the selling price of ethanol which could impact our ability to operate profitably.

Competition from ethanol imported from Central American and Caribbean basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share.  A portion of the ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative.  Large ethanol producers, such as Cargill, Inc., have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States.  Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol.  Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably.

We face intense competition from competing ethanol producers, and we may not have sufficient resources to compete effectively.  Competition in the ethanol industry is intense.  We face formidable competition in every aspect of our business, and particularly from other companies that operate large-scale ethanol plants.  We face competitive challenges from larger facilities and organizations that produce a wider range and larger quantity of products than we can, and from other plants similar to our Plant.  Our Plant is in direct competition with other ethanol producers and oil companies that have acquired ethanol plants, many of which have more experience and greater resources than we do.  Some of these producers are, among other things, capable of producing a significantly greater amount of ethanol and compete with us for corn and product markets.  Nationally, the ethanol industry may become more competitive given that many ethanol facilities that were idle are now coming back on-line and are once again producing ethanol.  If we are unable to compete effectively in this competitive environment, the value of our business may suffer.

Technological advances could significantly decrease the cost of producing ethanol or result in the production of higher quality ethanol, and if we are unable to adopt or incorporate technological advances into our operations, our Plant could become uncompetitive or obsolete.  We expect that technological advances in the processes and procedures for producing ethanol will continue to occur.  It is possible that those advances could make the processes and procedures that we utilize at our Plant less efficient or obsolete, or cause the ethanol we produce to be of a lesser quality.  These advances could also allow our competitors to produce ethanol at a lower cost than us.  If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our Plant to become uncompetitive.

Ethanol production methods are also constantly advancing.  The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, and municipal solid waste.  This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn.  Another trend in ethanol production research is to produce ethanol through a chemical process rather than a fermentation process, thereby significantly increasing the ethanol yield per pound of feedstock.  Although current technology does not allow these production methods to be competitive, new technologies may develop that would allow these methods to become viable means of producing ethanol in the future.  If we are unable to adopt or incorporate these advances into our operations, our cost of producing ethanol could be significantly higher than our competitors, which could make our Plant obsolete and cause member investment to decrease in value or become worthless.

In addition, alternative fuels, additives and oxygenates are continually under development.  Alternative fuel additives that can replace ethanol may be developed, which may decrease the demand for ethanol.  It is also possible that technological advances in engine and exhaust system design and performance could reduce the use of oxygenates, which would lower the demand for ethanol.  If technological advances decrease consumer demand for ethanol, our revenues may decrease and the value of our business may suffer.

If we lose the services of third-party marketers, we will not be able to sell the ethanol or distillers grain that we produce.  We have entered into contracts with third-party providers to market our supply of ethanol and distillers grains.  Our dependence on these distributors means that our financial performance depends upon the financial health of the distributors we contract with.  We cannot assure that we will be able to find a suitable replacement if a distributor fails to perform.  Further, these third-party distributors will likely have relationships and agreements with other ethanol producers.  It is possible that a distributor’s ability or willingness to market and sell our products could be impaired by agreements that the distributor may have with other entities not related to us.  Consequently, we may not obtain the best possible prices for our products, which may decrease our revenues and the value of our business.

Any interruption in our natural gas or electricity supply may force us to halt operations, and significant increases in the price of natural gas or electricity may increase our costs of operation, thereby harming our profitability.  We require a significant amount of natural gas and electricity to operate our Plant.  The price of natural gas and electricity, like other commodities, fluctuate significantly.  Any significant increase in the price of gas or electricity will result in increased operating costs and lower profit margins because the price of ethanol tends to track with the price of gasoline and not the cost of production.  We may not be able to pass the higher costs on to our customers.  Further, natural gas is the only thermal heating source for our Plant and electricity is our only source of power, and if there are any interruptions in supply, we would have to halt operations.  An interruption in supply or problems with delivery could have a material adverse effect on our business.

The price of distillers grain is affected by the price of other commodity products, such as soybeans, and decreases in the price of these commodities could decrease the price of distillers grain, which will decrease the amount of revenue we may generate.  Distillers grain competes with other protein-based animal feed products.  The price of distillers grain may decrease when the price of competing feed products decrease.  The prices of competing animal feed products are based in part on the prices of the commodities from which they are derived.  Downward pressure on commodity prices, such as soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grain.  Because the price of distillers grain is not tied to production costs, decreases in the price of distillers grain will result in our generating less revenue and lower profit margins.

In addition, if public perception of distiller’s grains as an acceptable animal feed were to change or if the public became concerned about the impact of distiller’s grains in the food supply, the market for distiller’s grains would be negatively impacted, which would have a negative impact on our profitability.  Specifically, in the past, Escherichia coli (“E. coli”) outbreaks in beef cattle have been attributed to use of distiller’s grains as a cattle feed. At present, there is no conclusive causal relationship between E. coli and distiller’s grains. However, despite the current lack of scientific evidence, this continued controversy could have an adverse impact on distiller’s grains markets. Any connection, whether based on scientific evidence or popular opinion, between distiller’s grains and E. coli could have a material adverse effect on our operations, cash flows and financial performance.

Competition for qualified personnel in the ethanol industry is intense and we may not be able to hire and retain qualified officers, engineers, and operators to efficiently operate the Plant.  We have 33 employees, which is all of the personnel that we believe are necessary to operate the Plant.  Our success depends in part on our ability to retain competent personnel in a rural community.  We cannot assure that we will be able to maintain qualified personnel, or hire competent personnel in the event of turnover.  If we are unable to maintain productive and competent personnel, the amount of ethanol we produce may decrease and we may not be able to efficiently operate the Plant.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines, takes more energy to produce than it contributes, and/or causes rising food prices may affect the demand for ethanol or government supports for ethanol, which could adversely affect our business.  According to an April 30, 2008 article in the Washington Post titled “Siphoning Off Corn to Fuel Our Cars,” there are questions regarding ethanol’s benefit in reducing greenhouse gases, and ethanol’s role in rising food prices, which rose throughout the summer of 2008.  In addition, according to a May 8, 2008 article in the Los Angeles Times titled “Lawmakers Turn Up the Heat on Ethanol in Response to Rising Food Prices,” rising food prices have prompted some lawmakers to propose rolling back the ethanol RFS or granting states waivers from RFS mandates.  A lack of government support for corn-based ethanol or decrease in ethanol demand due to consumer concerns over food prices will likely decrease our ethanol revenues.

Risks Related to the Government and Regulatory Environment

The use and demand for ethanol is dependent on various environmental regulations and governmental programs that could change and cause the demand for ethanol to decline.  There are various federal and state laws, regulations and programs that have led to increased use of ethanol in fuel.  These laws, regulations and programs are constantly changing.  Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol.  Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state.  Material changes in environmental regulations regarding the use of MTBE or the required oxygen content of automobile emissions or the enforcement of such regulations could decrease the need to use ethanol.  If the oxygenated fuel requirements were eliminated or if any state were to receive a waiver, the use and demand for ethanol may decline significantly.  Future changes in the law may further postpone or waive requirements to use ethanol.  Such changes in laws, regulations and programs may adversely affect our business and its profitability.

Other laws, regulations and programs provide economic incentives to ethanol producers and users.  For example, Congress recently adopted a Renewable Fuels Standard directing the Environmental Protection Agency to adopt rules requiring refineries, blenders, distributors and importers to introduce or sell volumes of ethanol and biodiesel into commerce in accordance with an annual renewable fuels schedule.  On December 19, 2007, President Bush signed into law the Energy Independence and Security Act of 2007, which raises the minimum usage requirement to 13.2 billion gallons of ethanol by 2012 and 15 billion gallons by 2015.  The Act also mandates a minimum requirement of 36 billion gallons of renewable fuels by 2022, with cellulosic ethanol accounting for 16 billion gallons of this total.  The passage of pending federal or state energy legislation or any other revocation or amendment of any one or more of these laws, regulations or programs could have a significant adverse effect on the ethanol industry and our business.  We cannot assure that any of these laws, regulations or programs will continue in the future or that these laws, regulations or programs will benefit us or benefit us more than our ethanol producing competitors.  Some of these laws, regulations and programs will expire under their terms unless extended, such as the federal partial excise tax exemption for gasoline blenders who use ethanol in their gasoline, which is scheduled to expire in December 2010.  Government support of the ethanol industry could change and Congress and state legislatures could remove economic incentives that enable ethanol to compete with other fuel additives.  The elimination or reduction of government subsidies and tax incentives could cause the cost of ethanol-blended fuel to increase.  The increased price could cause consumers to avoid ethanol-blended fuel and cause the demand for ethanol to decline, which could adversely affect our business.

Our business is subject to extensive and potentially costly environmental regulations that could change and significantly increase our operating costs.  The plant is subject to environmental regulation by the Minnesota Department of Natural Resources and by the United States Environmental Protection Agency (“EPA”).  The state of Minnesota or the EPA may seek to implement additional regulations or implement stricter interpretations of existing regulations.  Changes in environmental regulations or stricter interpretation of existing regulations may require additional capital expenditures or increase our operating costs.  In addition, because our plant is a 55,000,000 gallon per year plant, it may be more difficult and costly for us to comply with applicable environmental regulations than smaller ethanol plants.  Any increases in operating costs will result in lower profit margins because we may be unable to pass any of these costs on to our customers.

In addition, the plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the plant arising from air or water discharges.  These individuals and entities may object to the air emissions from our plant.  Ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object.  Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs, which could adversely affect our profitability.

In 2007, the Supreme Court decided a case in which it ruled that carbon dioxide is an air pollutant under the Clean Air Act for the purposes of motor vehicle emissions.  The Supreme Court directed the EPA to regulate carbon dioxide from vehicle emissions as a pollutant under the Clean Air Act.  Similar lawsuits have been filed seeking to require the EPA to regulate carbon dioxide emissions from stationary sources such as our plant under the Clean Air Act.  Initially, we will not likely market and sell any of the carbon dioxide we produce.  Instead, we will emit it into the atmosphere.  Any fines or settlements based on our carbon emissions could reduce our profitability.  While there are currently no regulations applicable to us concerning carbon dioxide, if the EPA or the State of Minnesota were to regulate carbon dioxide emissions by plants such as ours, we may have to apply for additional permits or we may be required to install carbon dioxide mitigation equipment or take other as yet unknown steps to comply with these potential regulations.  Compliance with any future regulation of carbon dioxide, if it occurs, could be costly and may prevent us from operating the plant profitably which could decrease or eliminate the value of our Units.

In addition, the California Air Resources Board recently passed a Low Carbon Fuel Standard (“LCFS”), which sets standards for the carbon intensity of fuels used in the state starting in 2011.  Certain provisions of the LCFS, which are not yet final, have the potential to ban ethanol produced at our plant from being sold in California.  While we believe there may be some negative impact to our sales from the approval of the LCFS in California, we believe we will still be able to market all the ethanol produced by our plant.  If more states, or the federal government, adopt similar provisions it could have a severe negative impact on our ability to sell all of the ethanol produced at our plant.

In February, 2009, and November, 2009, we were fined $6,000 and $8,575, respectively, by the Minnesota Pollution Control Agency for certain environmental violations.  If we have additional environmental violations, we may face additional penalties.  We received a $6,000 fine in February, 2009 for filing our Semi-Annual Deviations Report on an untimely basis.  We are required to file this report to disclose deviations from permit conditions, state rules and statutes.  If we fail to timely file this report again, we may face additional penalties, including a similar fine.  In November, 2009, we were fined $8,575 for late completion of certain requirements in connection with an increase in our Plant’s limit on acceptable volatile organic compounds emissions.  We completed the requirements in November, 2009 and paid our fine.  Since this time, we have not had further environmental issues.  If we do have additional environmental issues or violations, we may face increased penalties going forward.

Our business is subject to extensive occupational safety and health regulations that could increase our operating costs.  We are subject to various occupational safety and health regulations, and we have incurred expense in training employees in occupational safety compliance.  On May 19, 2009, all plant operational personnel were trained for 10 hours in an OSHA safety course.  In addition, on May 21, 2009, all operational employees attended a training course on hazardous materials.  We have compiled a current Plant Safety Manual with the assistance of our consultants, Natural Resource Group, which is available to all plant personnel.  We will continue to be subject to such safety and health regulations and will continue to incur expense with respect to training and compliance.  We do not expect that compliance with these rules and regulations will have a material impact on our business or as to our competitive stance in the industry, as these rules apply to other ethanol plants as well.  However, any increase in OSHA compliance costs could negatively affect our profitability.

Risks Related to the Units

The Units have no public market and none is expected to develop, which means it may be difficult for members to sell their Units.  There is no public trading market for the Units and we do not expect one to develop in the foreseeable future.  To maintain our partnership tax status, we do not intend to list the Units on any stock exchange.  Applicable securities laws impose significant restrictions on the transfer of Units.  Consequently, members may have to hold their Units for an indefinite period of time because it may be difficult for them to sell their Units.

There are restrictions on transferring the Units, which may make the Units unattractive to prospective purchasers and may prevent members from selling them when they desire.  Investing in our Units should be considered a long-term investment.  The ability to transfer Units is restricted by our Member Control Agreement.  Members may not transfer their Units unless the transfer is a “permitted transfer.” Permitted transfers are transfers approved by the Board and that satisfy certain conditions and restrictions set forth in Section 10 of our Member Control Agreement.  We have also adopted a Unit transfer policy.  All transfers must be approved by the Board.

In addition, members may not transfer their Units if the transfer would cause us to lose our partnership tax status and subject us to the publicly traded partnership rules.  The Board will generally approve a transfer so long as the transfer falls within the “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, and the related rules and regulations, as amended (the “Tax Code”).  In addition, the transferee of our Units may not become a member unless approved by the Board.  These restrictions may make our Units unattractive to prospective transferees, and may prevent members from selling Units when they desire.

Members are also restricted from transferring Units if a transfer would cause the Company to register as a reporting company with the SEC.

Members will be bound by actions taken by members holding a majority of our Units, and because of the restrictions on transfer and lack of dissenters’ rights, they could be forced to hold a substantially changed investment.  We cannot engage in certain transactions, such as a merger, consolidation or sale of all or substantially all of our assets, without the approval of our members.  However, if holders of a majority of our Units approve a transaction, members will also be bound to that transaction regardless of whether they agree with the transaction.  Under our Member Control Agreement, members will not have any dissenters’ rights to seek appraisal or payment of the fair value of their Units.  Consequently, because there is no public market for the Units, they may be forced to keep a substantially changed investment.

Members owning Class C Units will have significantly less ability to influence and control the affairs of the Company.  Class B members are allowed to vote for three (3) members of the Board of Governors, CHS Inc. and Otter Tail County are each allowed to appoint one (1) member to our Board of Governors each, and Class C members are allowed to vote for two (2) members of the Board of Governors, for a total of seven (7) members on our Board of Governors.  Because Class C members are only allowed to vote for two (2) of the seven (7) members of the Board of Governors, Class C members will have less influence over the decisions made by the Board.  Additionally, certain actions of the Board may only be approved by the affirmative vote of two-thirds (2/3) of the members of the Board, as a result, many actions of the Board may be taken without the affirmative vote of either Class C Governor.

Risks Related to Tax Issues in a Limited Liability Company

If we are not taxed as a partnership, we will pay taxes on all of our net income and members will be taxed on any earnings we distribute, and this will reduce the amount of cash available for distributions to holders of our Units.  We expect that we will be taxed as a partnership for federal income tax purposes.  This means that we will not pay any federal or state income tax, and our members will pay tax on their allocated share of our income.  We cannot assure members, however, that we will be able to maintain our partnership tax treatment.  The Internal Revenue Service (“IRS”) may from time to time review our tax status, and we cannot assure members that there will not be changes in the law or our operations that could cause us to lose our partnership tax status.  If we lose our partnership tax status, we may be taxed as a corporation.  If we were treated as a corporation, we would be taxed on our net income, currently at rates of up to thirty-five percent (35%), for federal income tax purposes.  Further, members would be required to treat distributions that we make as ordinary dividend income to the extent of our earnings and profits.  These distributions would not be deductible by us, thus resulting in double taxation of our earnings and profits.  This would reduce the amount of cash we may have available for distributions.

Members’ tax liability from the allocated share of our taxable income may exceed any cash distributions members receive, and, as a result, members may have to pay income tax on their allocated share of our taxable income with their personal funds.  Because we expect to be treated as a partnership for federal income tax purposes, all of our profits and losses will “pass-through” to our members.  Members must pay tax on their allocated share of our taxable income every year.  Members may receive allocations of taxable income that exceed any cash distributions we make to them.  This may occur because of various factors, including but not limited to, accounting methodology, the specific tax rates members face, and payment obligations and other debt covenants that restrict our ability to pay cash distributions.  If this occurs, members may have to pay income tax on their allocated share of our taxable income with their own personal funds.

Because we are treated as a partnership for federal income tax purposes, any audit of our tax returns resulting in adjustments could cause the IRS to audit members’ tax returns, which could result in additional tax liability to members.  The IRS may audit our tax returns and may disagree with the tax positions that we take on our returns.  The rules regarding partnership allocations are complex.  The IRS could successfully challenge the allocations set forth in our Member Control Agreement and reallocate items of income, gains, losses, deductions or credits in a manner that adversely affects our members.  If challenged by the IRS, the courts may not sustain the position we take on our tax returns.  An audit of our tax returns could lead to separate audits of members’ personal tax returns, especially if adjustments are required.  This could result in adjustments on members’ personal tax returns and in additional tax liabilities, penalties and interest.

Risks Related to Our Limited Liability Company Structure and Relationships with Affiliates

Our Member Control Agreement contains restrictions on a member’s right to participate in the management of our affairs.  We are governed primarily by our Member Control Agreement.  Our Member Control Agreement contains significant restrictions on a member’s right to influence the manner or direction of management.  Essentially, members have no right to participate in management other than to elect governors to the Board or to vote on matters that require the consent of our members.  Transactions that require the consent of our members are restricted to a merger, consolidation, or the sale of all or substantially all of our assets, amendments to our Articles of Organization or our Member Control Agreement, voluntarily dissolving our business or making material changes to our business purpose.

Under our Member Control Agreement, it may be difficult for members to enforce claims against an officer or governor, and, as a result, they may not be able to recover any losses they may suffer through their ownership of the Units arising from acts of our officers and governors that harm our business.  Our officers and governors must discharge their duties with reasonable care, in good faith and in our best interests.  Despite this obligation, Minnesota law and our Member Control Agreement limit an officer’s or governor’s liability to us and our members.  Officers or governors are generally not liable to us or our members for monetary damages for breaches of fiduciary duty, unless it involves (i) a willful failure to deal fairly with us or our members in connection with a matter in which the governor or officer has a material conflict of interest; (ii) a violation of criminal law, unless the governor or officer had reasonable cause to believe that his, her or its conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (iii) a transaction from which the governor or officer derived an improper personal profit; or (iv) willful misconduct.  These limitations could limit members’ rights to enforce claims against our officers or governors.  In addition, our Member Control Agreement contains an indemnification provision which requires us to indemnify any governor or manager to the extent required or permitted by Minnesota Statutes, Section 322B.699, as amended from time to time, or as required or permitted by other provisions of law.

There are conflicts of interest in our business, because we have relationships with and may enter into additional transactions with our officers, governors, and affiliates, which could impair an interested officer’s or governor’s ability to act in our best interest.  Conflicts of interest may exist in our structure and operation.  Our governors may have other business interests, which could compete with us for the time and resources of our governors.  Our officers, governors and affiliates may sell corn to us and purchase distillers grains on terms similar to those contained in contracts entered into by us with unaffiliated third parties.  We may also enter into other transactions with officers, governors and affiliates.  Conflicts of interest could have adverse consequences for our business or members because our governors and officers may place their personal interest and those of their affiliates ahead of our interests.  We have a conflict of interest policy with our officers and governors, but we cannot assure that conflicts of interest will not harm our business or reduce the value of members’ Units.

BEFORE MAKING ANY DECISION TO INVEST IN US, INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING ALL OF ITS EXHIBITS, AND CONSULT WITH THEIR OWN INVESTMENT, LEGAL, TAX AND OTHER PROFESSIONAL ADVISORS TO DETERMINE HOW OWNERSHIP OF OUR UNITS WILL AFFECT YOUR PERSONAL INVESTMENT, LEGAL, AND TAX SITUATION.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “believes,” “continue” “could,” “estimates,” “expects,” “future,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “target,” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature, including statements contained within the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Nonetheless, the Company’s expectations, beliefs or projections may not be achieved or accomplished.

Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements in this Prospectus, including statements contained within “Risk Factors” beginning on page 5, and including developments related to the following:

•	Our ability to raise sufficient proceeds in this Offering to meet the requirements of the Plan of Reorganization and continue operations;

•	The availability and adequacy of our cash flow to meet our requirements, including payment of loans;

•	Economic, competitive, demographic, business and other conditions in our local, regional and national markets;

•	Changes in the availability and price of corn;

•	Changes in the availability and price of natural gas;

•	Changes in the environmental regulations that apply to our Plant operations;

•	The occurrence of certain events causing an economic impact in the agriculture, oil, or automobile markets;

•	Lack of transport, storage, and blending infrastructure preventing ethanol from reaching high demand markets;

•	Changes and advances in ethanol and other renewable fuels production technology;

•	Changes in interest rates or the availability of credit, and limitations and restrictions contained in the instruments and agreements governing our indebtedness;

•	The results of our hedging transactions and other risk mitigation strategies;

•	Our ability to retain key employees and maintain labor relations;

•	Our ability to develop diverse revenue streams;

•	Changes or developments in laws, regulations, tariffs or taxes in the ethanol, agricultural or energy industries;

•	Actions taken or not taken by third parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	Competition in the ethanol industry and excess capacity in the industry;

•	Litigation against us or any third party suppliers;

•	The loss of any license or permit;

•	The lack of a public market for our membership units and restrictions on unit transfer;

•	The loss of our Plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required; and

•	Changes in our business strategy, capital to support capital improvements and development.

You should read this Prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $12,000,000 if the Minimum Amount is sold. We estimate the offering expenses to be approximately $125,000.00. Therefore, we estimate the net proceeds of the offering to be $11,875,000 if the Minimum Amount is sold.

Legal fees and expenses	$100,000
Consulting Fees	$5,000
Accounting Fees	$10,000
Printing Expenses	$3,000
Miscellaneous Expenses	$7,000
TOTAL	$125,000

Use of Proceeds

The Company’s financial projections are attached with the Plan of Reorganization included as Exhibit B to this Prospectus.  As part of these projections, the Company has prepared a pro forma balance sheet which estimates its assets on the Effective Date.  The pro forma balance sheet also shows anticipated payments pursuant to the Plan that will take place on or about the Effective Date.  In summary, the following payments will be made on or about the Effective Date of the Plan:

Payment	Amount
AgStar Term Loans - Principal Paydown	$3,150,000
AgStar Loans - Delinquent Interest	946,478
AgStar Line of Credit – Reduce to $4,000,000	1,346,382
NMF Loans – Delinquent Interest	495,073
Revenue Bonds – Settlement	6,500,000
Payments to Unsecured Creditors	120,127
Payment to Debt Reserve Account for NMF	400,000
Release of Debt Reserve Account for Bondholders	1,166,173
Reduction of BP Restricted Cash Account	9,847

The Plan payments to be made on or about the Effective Date of the Plan, or in the case of the payments to general unsecured creditors, shortly after said Effective Date, total $14,134,080.  The Company’s current assets as of April 30, 2010, totaled $18,443,047.  If the Company receives the Maximum Amount, it will have approximately remaining $17,337,815 in current assets after making the payments above on the Effective Date, as shown below:

Current Available Assets (as of April 30, 2010)	$18,443,047
Cash Investment	12,000,000
30,443,047
Plan Payments on Effective Date	(14,134,080)
Adjustment to Prepaid Account	628,848
NMF Restricted Cash	400,000
Current Assets (Effective Date)	17,337,815

PLAN OF OFFERING

Before purchasing any Units, an investor must execute a Subscription Agreement and Promissory Note, and sign our Member Control Agreement. The Subscription Agreement will contain, among other provisions, an acknowledgement that the investor received a Prospectus, such as this, and that the investor agrees to be bound by our Member Control Agreement.  All subscriptions are subject to approval by our governors and we reserve the right to reject any Subscription Agreement.

The Offering

We are offering, as a direct primary Offering, a minimum of 28,500,000 Units at a purchase price of $0.50 per Unit, subject to a lower minimum requirement upon approval by the Bankruptcy court.  24,000,000 Units will be sold for cash and 4,500,000 Units will be issued in exchange for the conversion of debt owed by the Company to Otter Tail County.

You must purchase a minimum of 12,500 Units to participate in the Offering, provided that we may permit a smaller investment in our sole discretion.  Our board of governors determined the Offering price for the Units arbitrarily, without any consultation with third parties. The Offering price of the Units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate that all of our governors and officers will act as Issuer agents to sell our Units offered in this Offering, without the use of an underwriter. We will not pay commissions to our governors or to any other persons for these sales.  These governors and executive officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  We are exempt from broker-dealer registration with the NASD.

The Minimum Amount for this Offering is $12,000,000.  The Offering will end no later than the Collection Deadline. If we sell the Minimum Amount prior to the Confirmation Date, the Offering will end on or about the Collection Deadline.  If we are unable to sell the Minimum Amount, the Offering will terminate on the Confirmation Date.

We anticipate that the current Class A Units will be cancelled as a result of our Plan of Reorganization, therefore, after the offering the only Units that will be issued and outstanding will be the Units sold pursuant to this Offering.

Investors that invest more than $10,000 pursuant to this Offering will receive Class B Units, whereas investors that make an investment that is less than or equal to $10,000 will receive Class C Units.  Our proposed Member Control Agreement has set the maximum number of members per class of Units at 450.  The maximum number of members in any class of Units of the Company may only exceed 450 upon approval of two-thirds (2/3) of the Board.

Our governors and officers will be allowed to purchase Units that are being offered.  These Units may be purchased for the purpose of satisfying the Minimum Amount of Units required to close the Offering.  Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this Prospectus and our proposed Member Control Agreement, and will, therefore, be purchased for investment, rather than resale.  As of the date of this Prospectus, none of our governors and officers have indicated whether or to what extent they will subscribe to purchase Units in this Offering, but such persons could determine to do so at any point before the Offering closes.

You should not assume that we will sell the $12,000,000 Minimum Amount only to unaffiliated third party investors. We may sell Units to affiliated or institutional investors that may acquire enough Units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors.

We currently plan to register this Offering only in the state of Minnesota. We may not generally solicit investors in any jurisdictions other than Minnesota. This limitation may result in the Offering being unsuccessful.

We expect to incur Offering expenses in the amount of approximately $125,000 to complete this Offering.

Suitability of Investors

Investing in the Units offered hereby involves a high degree of risk. Accordingly, the purchase of Units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the Units. Units will be sold only to persons that meet these and other requirements. Persons cannot invest in this Offering unless they meet one of the following suitability tests:

•                  Persons who have annual income from whatever source of at least $45,000 and have a net worth of at least $45,000 (exclusive of home, furnishings and automobiles); or

•                  Persons who have a net worth of at least $150,000 (exclusive of home, furnishings and automobiles).

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

Even if you represent that you meet one of the suitability standards set forth above, the board of governors reserves the right to reject any subscription for any reason, including if the board determines that the Units are not a suitable investment for you. The board may assess investor suitability on the basis of information it obtains from prospective investors which may include the investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments made by the prospective investor along with any other pertinent factors.

Subscription Period

The Offering will close upon our acceptance of subscriptions for Units equaling the Minimum Amount of $12,000,000 and collection of the Remainder by the Collection Deadline; however, the Offering will terminate if we have not sold the Minimum Amount as of the Confirmation Date.  However, we may close the Offering any time prior to the Collection Deadline, upon the sale of the Minimum Amount and collection of the full Remainder.  If we terminate the Offering, we will promptly return funds to investors, without interest or deduction.

We reserve the right to reject subscriptions for Units in whole or in part and to waive conditions to the purchase of Units.  If we sell subscriptions for all of the available Units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.

This Offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “Risk Factors.” In the event of termination of this Offering prior to its successful closing, funds invested with us will be promptly returned without interest or deduction. If the Offering is terminated prior to its successful closing, we intend to promptly return your investment by the close of the next business day or as soon as possible after the termination of the Offering without interest or deduction.

If you subscribe for the purchase of Units, you may not withdraw your subscription, without interest or deduction, at any time, either before or after we accept it. If the Offering is successful, the interest earned on the Escrow Account will go to OTAE. If we do not accept your subscription or if the Offering is unsuccessful, we will promptly return your investment to you, without interest or deduction.

Subscription Procedures

Before purchasing any Units you must: (1) complete the Subscription Agreement included as Exhibit D to this Prospectus; (2) draft a check payable to “Bremer Bank, Escrow Agent for Otter Tail Ag Enterprises, LLC” for 10% of the amount due for the Units for which subscription is sought, which amount will be deposited and held in the Escrow Account; (3) complete and execute the promissory note included as Exhibit E to this Prospectus; and (4) deliver to the Company these items and an executed copy of the signature page of our Member Control Agreement.  In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our Prospectus and any supplements, agrees to be bound by the Member Control Agreement and understands that the Units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or social security number. We encourage you to read the Subscription Agreement carefully.

You must make certain written representations in the Subscription Agreement, including that:

•	you have received a copy of our Prospectus and the exhibits thereto;

•	you are in a financial position to hold the Units for an indefinite period of time and are able to bear the economic risk and withstand a complete loss of your investment in the Units;

•

you have such knowledge and experience in financial and business matters as to be capable of reading and interpreting the Prospectus and evaluating the merits and risks of the prospective investment in the Units and have the net worth to undertake such risks;

•

our Units are sold in reliance upon an exemption from federal securities registration; are sold pursuant to a Minnesota securities registration only; and that you understand that our Units can only be sold to a person meeting requirements of suitability;

•	the securities purchased have not been registered under the securities laws of any state other than the state of Minnesota, and that we are relying in part upon your representations;

•	the securities subscribed for have not been approved or disapproved by the Minnesota Department of Commerce, Securities Division, the Securities Exchange Commission or any other regulatory authority;

•	you intend to purchase the Units for investment and not for resale;

•

you believe that the investment in the Units is suitable based upon your investment objectives and financial needs, have adequate means for providing for your current financial needs and contingencies, have no need for liquidity of investment with respect to the Units, and understand there is no present market for our Units and that there are significant restrictions on the transferability of our Units;

•

you have been encouraged to seek the advice of your legal counsel and accountants or other financial advisers with respect to the risks inherent in the investment in the Units, the suitability of the Units in light of your financial condition and investment needs, and investor-specific tax and/or other considerations relating to the purchase and ownership of our Units;

•	you recognize that the Units, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of your investment;

•

you recognize that any financial projections, assumptions or estimates included in or referred to in the Prospectus, as set forth in the Plan of Reorganization included as Exhibit B to this Prospectus, or otherwise delivered or communicated to you are not statements of fact and that no representation or warranties are made, by the Company or any officer, governor, member, employee or agent thereof, with respect to the accuracy of such projections, assumptions or estimates or with respect to the future operations or the amount of any future income or loss of the Company;

•	you understand that variations in assumptions, unexpected events and other factors and risks could cause outcomes to differ from the Company’s projections or expectations;

•	you understand that the Units could be subject to dilution from possible future issuances;

•	you have received a copy of our Member Control Agreement and understand that upon closing the escrow, you and the Units will be bound by and be subject to the Member Control Agreement;

•

our Units are subject to substantial restrictions on transfer and that in order to sell the Units an investor must sell or distribute them pursuant to the terms of the Member Control Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, and that we will place a restrictive legend on any certificate representing any Unit;

•	you meet one or more of the suitability tests outlined in the Subscription Agreement and are a resident of Minnesota;

•	you may not transfer or assign the Subscription Agreement, or any of your interest herein;

•	you have written your correct taxpayer identification number on the Subscription Agreement;

•

you are not subject to back up withholding either because you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified you that you are no longer subject to backup;

We will rely on these representations and others in determining whether you understand and have knowledge of the material terms and nature of the investment, so that we can determine whether investment is suitable for you. If we accept your subscription, we will use the information you give us in the subscription agreement for Company purposes, such as tax reporting. We will use the representations regarding taxpayer information to defend ourselves if questioned by the Internal Revenue Service about your taxes.  Finally, if you seek legal action to attempt to force us to allow an action prohibited by our Member Control Agreement, we will use the applicable representation in your Subscription Agreement as evidence that you understood that you would be bound by the restrictions and provisions of the Member Control Agreement, including the restrictions on transfers of our Units.

Rather than accepting or rejecting subscriptions as we receive them, we might not determine whether to accept or reject subscriptions until after we have received applications totaling at least the Minimum Amount of Units from investors, subject to a lower minimum requirement upon approval by the Bankruptcy court.  If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our Member Control Agreement and we will issue to you a Unit certificate signifying the ownership of your Units. If we reject your subscription, your Subscription Agreement and investment will be returned to you promptly, without interest or deduction. We reserve the right to cancel or modify the Offering, to reject subscriptions for Units in whole or in part and to waive conditions to the purchase of Units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available Units.

Escrow Procedures

Proceeds from subscriptions for the Units will be deposited in an interest-bearing Escrow Account that we have established with Bremer Bank, as Escrow Agent under a written Escrow Agreement and may be invested in short-term securities issued by the United States government.  We will not release funds from the Escrow Account until specific conditions are satisfied. The conditions are (1) the cash subscription proceeds in the Escrow Account equals or exceeds $1,200,000, exclusive of interest and the Plan of Reorganization is confirmed or (2) we elect, in writing, to terminate the Escrow Agreement and return the cash held in the Escrow Account, without interest or deduction.  If cash proceeds deposited with the Escrow Agent do not equal the Minimum Amount of $1,200,000 as of the Confirmation Date, we will terminate the Offering and the Escrow Agreement and the cash deposits held in the Escrow Account will be promptly returned to the purchasers without interest or deduction.

In addition to holding funds in one or more bank accounts, we will invest the escrow funds in short-term securities issued by the United States government.  We may terminate the Offering prior to closing the Offering in which event we will return your investment, without interest or deduction, by the close of the next business day or as soon as possible after the termination of the Offering if we do not raise the Minimum Amount as of the Confirmation Date.

For its service as Escrow Agent, we will pay Bremer Bank an administration fee for establishing and maintaining the Escrow Account.

Delivery of Unit Certificates

If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the Units subscribed in the Offering upon such release. Unless otherwise specifically provided in the Subscription Agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the Units. See “Description of Membership Units.”

Summary of Promotional and Sales Material

In addition to and apart from this Prospectus, we may use certain sales material in connection with this Offering.  The material may include a brochure, Internet website, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials which may alert potential qualified investors to the existence of the Offering.  Other than such materials notifying potential qualified investors of the existence of the Offering, we have not authorized the use of any sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or of the registration statement of which this Prospectus is a part, or as incorporated in this Prospectus or the registration statement by reference.  In addition, our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Prospectus or the registration statement of which this Prospectus forms a part.

DILUTION

Outstanding Units

The Units offered for sale in this Offering represent membership interests, including both financial and governance rights, in the Company.  As of the date of this Prospectus, there are 23,944,000 Class A Units issued and outstanding, which were issued previously in exchange for cash contributions to the Company.  However, we anticipate that following approval of the Plan of Reorganization by the Bankruptcy Court and implementation of the Plan of Reorganization by the Company, the outstanding

Class A Units will be cancelled and will not have a dilutive effect on investments made pursuant to this Offering.

DESCRIPTION OF MEMBERSHIP UNITS

We are offering two classes of securities.  If we accept your subscription agreement, you will be both a holder of Units and a member of the limited liability company.  Investors that invest more than $10,000 pursuant to this Offering will receive Class B Units, whereas investors that make an investment that is less than or equal to $10,000 will receive Class C Units.  As a Unit holder, you will be entitled to certain economic rights, such as the right to the distributions that accompany the Units.  As a member of the limited liability company, you will be entitled to certain other rights, such as the right to vote at our member meetings.  If your membership in OTAE is terminated, or if you transfer your Units without OTAE’s approval, the role of Unit holder may be separated from the role of member. The separation of such roles may include the loss of certain rights, such as voting rights. See “Separable Interests” below for greater detail about the loss of membership.

Membership Units

Ownership rights in the Company are evidenced by Units.  After the Plan of Reorganization is approved, there will be two classes of membership Units in OTAE, represented by Class B units of membership interests and Class C units of membership interests.  We anticipate that our Class A units of membership interest will be cancelled as a result of our Plan of Reorganization, and thus the Member Control Agreement does not describe or recognize Class A Units.  Each Unit represents a pro rata ownership interest in our capital, profits, losses and distributions.  Unit holders who are also members have the right to vote and participate in our management as provided in the Member Control Agreement.  We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of Units held by each member.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our Units. The language of the legend will be similar to the following:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

Voting Limitations

Each member is entitled to one vote per Unit owned.  Members may vote Units in person or by proxy at a meeting of the Unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.  The owners of a majority of the voting power of the membership interests entitled to vote at a meeting of the members are a quorum for the transaction of business, unless a larger or smaller proportion is provided in our Articles of Organization or our Member Control Agreement.  If a quorum is present when a duly called or held meeting is convened, the members present may continue to transact business until adjournment, even though the withdrawal of members originally present leaves less than the proportion otherwise required for a quorum.  Members owning Class B membership units are entitled to elect three (3) members of our board of governors, and members owning Class C membership units are entitled to elect two (2) members of our board of governors, as described in our Member Control Agreement.  Additionally, CHS Inc. and Otter Tail County each have the authority to appoint one (1) additional member to the board.  As a result, our board will consist of at least seven (7) members.

Separable Interests

Although we are managed by our governors, our Member Control Agreement provides that certain transactions, such as amending our Member Control Agreement or dissolving the Company, require member approval. Each member has the following rights:

•	To receive a share of our profits and losses;

•	To receive distributions of our assets, if and when declared by our governors;

•	To participate in the distribution of our assets in the event we are dissolved or liquidated;

•	To access information concerning our business and affairs at our place of business; and

•	To vote on matters coming before a vote of the members.

Our Member Control Agreement provides that if your membership is terminated, regardless of whether you transfer your Units or we admit a substitute member, then you will lose all your rights to vote your Units and the right to access information concerning our business and affairs at our place of business. Under our Member Control Agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and Unit holder. This information is available upon request by a member.

Unit holders who have only economic rights in our Units but not voting rights will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated.

If you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your Units. Accordingly, it is possible to be a Unit holder of OTAE, but not a member.

If you transfer your Units, and the transfer is permitted by the Member Control Agreement, or has been approved by the board of governors, then you will cease to be a member. The transferee will be admitted as a new member of OTAE only if the transferee:

•	Agrees to be bound by our Member Control Agreement;

•	Pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•	Delivers, upon our request, any evidence of the authority such person or entity has to become a member of OTAE; and

•	Delivers, upon our request, any other materials needed to complete transferee’s transfer.

The board of governors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.

Distributions

Distributions are payable at the discretion of our board of governors, subject to the provisions of the Minnesota Limited Liability Company Act, our Member Control Agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not previously declared or paid any distributions on our Units.

Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our governors. Distributions will be made to investors in proportion to the number of Units investors own as compared to all of our Units that are then issued and outstanding. Our governors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

Minnesota law prohibits us from making distributions to our members if the fair market value of our assets would be less than our liabilities after the distribution. Our debt financing agreements also restrict our ability to make distributions in some instances. Under the terms of our Master Loan Agreement with Agstar, we may make distributions to members of forty percent (40%) of our immediately preceding fiscal year’s net income, and make additional distributions permitted by lender after any excess cash flow has been paid.  We are also prohibited by the terms of the Agstar Loans and the NMF Loan from making any distributions while an event of default or default exists.  We were in default under the Master Loan Agreement as of September 30, 2008, and triggered cross-default with NMF, but received waivers for our violations. If we commit future violations of our loan covenants we will not be permitted to make distributions unless and until such violations are waived or cured.

Positive cash flow and cash distributions are not assured, and we are not now, and may never be, in a position to make such distributions. Whether we are able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

The purchase price paid for our Units constitutes a capital contribution for purposes of becoming a Unit holder and will be credited to your capital account. As a Unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your Units and we have approved such transfer, then your capital account, to the extent it relates to the Units transferred, will be transferred to the transferee. Our Member Control Agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of Units you hold. Our profits and losses will be determined by our governors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a Unit holder’s actual capital contributions. Our Member Control Agreement also requires that our governors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance which that Unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that Unit holder’s capital account.

Restrictions on Transfers of Units

The Units will be subject to certain restrictions on transfers pursuant to our Member Control Agreement, SEC regulations and state securities laws.  Furthermore, there is no public or other market for these securities, and we do not anticipate such a market will develop.  As a result, investors may not be able to liquidate their investments in the Units and must assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

The Member Control Agreement restricts the ability to transfer Units if such a transfer would result in the Company being required to file periodic reports with the Securities and Exchange Commission.

We have restricted the ability to transfer Units to ensure that the Internal Revenue Service does not deem OTAE to be a “publicly traded partnership” which results in corporate taxation. Under our Member Control Agreement, no transfer may occur without the approval of the board of governors. Further, the board of governors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

•	Transfers by gift to the member’s spouse and/or descendants;

•	Transfers upon the death of a member;

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed two percent (2%) of the total outstanding Units; and

•	Transfer through a Qualified Matching Service.

Transfers made through a Qualified Matching Service (“QMS”) are limited to no more than ten percent (10%) of the total outstanding Units during a tax year. The ten percent (10%) limit does not include private transfers, which are not limited in number, but does include certain other transfers subject to the two percent (2%) limit.  We are not currently listed on a QMS, and do not intend to be after emerging from bankruptcy.

Any transfer in violation of the publicly traded partnership requirements or our Member Control Agreement will be null and void.

Nature of Unit Holders’ Rights in Liquidation

The Units are unsecured equity interests in OTAE and are subordinate in right of payment to all of our current and future debt.  In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the Unit holders. There is no assurance that there would be any remaining funds for distribution to the Unit holders, after the payment of all of our debts.

DESCRIPTION OF OUR BUSINESS

Overview

Otter Tail Ag Enterprises, LLC (“Otter Tail,” “OTAE,” “we,” “us,” “our,” or the “Company”) organized as a Minnesota limited liability company on January 27, 2005, owns and operates a nameplate capacity 55,000,000 gallon per year corn dry mill ethanol plant in Fergus Falls, Minnesota (the “Plant”), which became fully operational in June 2008.  Our Plant annually process approximately 20,000,000 bushels of corn into 55,000,000 gallons of denatured fuel grade ethanol, 135,500 tons of dried distillers grains with solubles, and 65,500 tons of distillers grains with solubles.  In this process, we consume approximately 1,855,000 cubic feet of natural gas per year. Our website is located at www.ottertailethanol.com. Our principal executive offices currently are located at 24096 - 170th Avenue, Fergus Falls, Minnesota, 56537-7518, and our telephone number is (218) 998-4301.

General Development of Business since September 30, 2007 and Conditions that led to our Bankruptcy Filing

We began preliminary production operations in March 2008, and ethanol was first produced at the Plant in May 2008.  The Plant encountered issues typical of a plant startup during the first four months of operation.  As of September 30, 2009, we were producing ethanol at the Plant at or near nameplate capacity, and have been receiving revenues from the sale of ethanol, Wet Distillers Grains With Solubles (“WDGS”) and Distillers Dried Grains with Solubles (“DDGS”).

We had a period of profitability following the commencement of ethanol production in May, June, and July 2008; however, since that time we have not been profitable.  We have been unable to achieve profitablility since July 2008 due to market conditions for corn, our primary input, and ethanol, our primary output.  Please refer to Exhibit J, a break even analysis of the price of corn versus the price of ethanol, for how the markets should work in order for the Company to be profitable or breakeven.

We incurred net losses of approximately $21,500,000 and $8,700,000 for the years ended September 30, 2009 and 2008 respectively.  Based on the our operating plan as of September 30, 2009, our existing working capital was not sufficient to meet cash requirements to fund the our planned operating expenses, capital expenditures, and working capital requirements for the next year without additional sources of cash and/or the deferral, reduction or elimination of significant planned expenditures.  We have incurred operating losses and negative operating cash flows since September 2008.  We were in violation of certain covenants as at September 2008 for which we received a waiver, the Company remained in violation since that time for quarters ending December 2008, March 2009, June 2009 as well as September 2009.

As of September 30, 2009 market conditions improved in the ethanol industry.  We projected then that, if such market conditions prevail it could have been possible for the industry to see periods of profitably; however numerous plants that had been out of production for a variety of reasons were restarted. This additional production contributed to the creation of an oversupply situation  The improvement in market conditions was insufficient to enable us to stall the foreclosure motion filed by the senior lenders, and we ultimately were required to file for Chapter 11 bankruptcy.

We violated certain covenants under our master loan agreement (the “Master Loan Agreement”) with Agstar Financial Services, PCA (“Agstar”) and were in default as of September 30, 2008.  We received a waiver from Agstar for compliance with such covenants through October 1, 2009 and a waiver from MMCDC New Markets Fund II, LLC (“NMF”) and Otter Tail county pertaining to the cross-default provisions contained in their respective debt financing agreements.  However, due to the untimely payments on all our loans they are now all recorded as current and we have been unable to obtain additional waivers from any of our lenders for the year ending September 30, 2009.  We have incurred net losses of $21.5 million and $8.7 million for the years ended September 30, 2009 and 2008, respectively.

In August 2009, we received notice that our senior lender and other secured lenders had filed a foreclosure notice through the court system to retrieve the assets and to appoint a receiver to control and liquidate the business. As a means to protect ourselves and following failed negotiation with our lenders, we filed for bankruptcy on October 30, 2009 under the protection of Chapter 11 of the bankruptcy code.

We utilized the bankruptcy court system to file a reorganization and restructure plan to meet the needs of the business on a going forward basis.  Our long-term plan includes evaluating improved technologies to either earn additional revenue or reduce operating costs as well as renegotiate our procurement and offtake agreements with the goal of reducing our input costs and increasing our revenues.  Part of the proceeds from this offering will be used for general working capital.  Based on our projections, and after discussions with our creditors in the bankruptcy process, we believe these changes give the Company an increased opportunity to survive than prior to the bankruptcy process.

Plan of Reorganization

Our proposed Plan of Reorganization (with financial forecasts) is attached to this Prospectus as Exhibit B, and you should read this Prospectus in conjunction with the Plan of Reorganization.  It is important to read and understand the Plan of Reorganization before making an investment decision.  Approval by the Bankruptcy Court of our Plan of Reorganization will cause significant changes to our business, and you should read this Prospectus in conjunction with the proposed Plan of Reorganization.

Financial Information

Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for information about our revenues, profit and loss measurements and total assets. Our audited financial statements are attached hereto as Exhibit F.

Principal Products and Their Markets

The principal products we produce at our Plant are fuel grade ethanol and DDGS and WDGS.

Our Main Product - Ethanol

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

•                  an oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions;

•                  a non-petroleum based gasoline substitute; and

•                  an octane enhancer in fuels.

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The principal purchasers of ethanol are generally wholesale gasoline distributors or blenders.

Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat, and sorghum, as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Today, approximately ninety percent (90%) of the ethanol produced in the United States is produced from corn.

The Dry Mill Process

The Plant uses a dry milling process to produce fuel-grade ethanol as its main product and DDGS and WDGS as co-products. Our Plant has a design capacity to produce 55,000,000 gallons of ethanol per year. In addition, the Plant has a design capacity to produce approximately 135,500 tons of DDGS and 66,500 tons of WDGS.  We are presently venting the carbon dioxide gas into the atmosphere. Our Plant has, among others, the following facilities:

Grain Receiving, Storage and Milling Equipment. The Plant contains receiving facilities that have the ability to receive corn by rail and truck. Upon delivery, we weigh the corn and issue a weight ticket. A leg lifts the corn to the storage bins. We have installed a dust collection system in the grain receiving system to limit particulate emissions. We then remove the corn from storage to a scalper to remove rocks and debris before conveying the product and processing it through a hammer-mill. The result of this process is ground corn.

Conversion and Liquefaction System, Fermentation System and Evaporation System. We mix the ground corn in slurry tanks which produces cooked mash. The cooked mash then continues through liquefaction tanks and into fermenters. Simultaneously, we add yeast to the cooked mash as it enters the fermenters. After batch fermentation is complete, the liquid produced by the fermentation process is pumped to wells and then to the distillation column to separate the alcohol from the mash.

Distillation and Molecular Sieve. We dehydrate and separate the ethanol in the distillation column, the side stripper and the molecular sieve system. We then blend the ethanol with up to 5 percent gasoline as it is pumped into storage tanks. The storage tanks contain meters, filters, pumps and loading equipment for transfer to rail cars or trucks.

Liquid/Solid Separation System. The Plant also produces distillers grains. We transport the corn mash from the distillation column to centrifuges and then a dryer, where moisture is removed. The Plant utilizes a dryer system with a regenerative thermal oxidizer. After they are dried, the distillers grains are conveyed to the filter receiver and then to a storage building.

Product Storage Area. We have storage tanks on site to store the ethanol we produce. The Plant also contains a storage building to hold distillers grains until they are shipped to market.

General Plant Infrastructure and Utilities. The Plant also consists of administration facilities, chillers, cooling towers and other processing equipment, some of which require fresh water to operate.  As of the date of this Prospectus, the Company believes that the Plant has sufficient water to conduct its operations as described herein.  We condition boiler water in regenerative softeners and/or other treatment equipment and pump it through a deaerator and into a deaerator tank. Appropriate boiler chemicals are added and the preheated water is pumped into the boiler. Steam energy is provided by a steam generator. Process cooling is provided by circulating cooling water through heat exchangers, a chiller and a cooling tower. The Plant contains a compressed air system consisting of an air compressor, receiver tank, pre-filter and air dryer. The Plant design also incorporates the use of a clean-in-place system for cooking, fermentation, distillation, evaporation, centrifuges and other systems.

The block flow diagram below illustrates how the Plant processes corn into ethanol:

For our fiscal year ended September 30, 2009 and 2008, revenue from the sale of ethanol was approximately eighty-five percent (85%) of total revenues.

Distillers Grains

A principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain by-pass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. By-pass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. The dry mill ethanol processing used by the Plant results in two forms of distiller grains: WDGS and DDGS. WDGS is processed corn mash that has not been dried and that has approximately 65% moisture. WDGS have a shelf life of approximately three days and are often sold to nearby markets. DDGS is processed corn mash that has been dried to 10% to 12% moisture. DDGS has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant. At our Plant, the composition of the distillers grains we produce is approximately 40% WDGS and 60% DDGS (by weight).

For our fiscal years ended September 30, 2009 and 2008, revenues from sale of distillers grains was approximately fifteen percent (15%) of total revenues.

Employees

We have thirty-three (33) full time employees, of which five (5) are in general management and administration, and the remainder in Plant operations. We entered into a written agreement to employ a Chief Executive Officer, who also serves as our Chief Financial Officer. We do not maintain an internal sales organization. We rely upon third-party buyers and marketers to buy or market the ethanol and distillers grains that we produce to multiple buyers throughout the United States. Under such a business plan, our principal operations are the general management of our business and the operation of the Plant.

Sales and Marketing

As part of our Plan of Reorganization, we intend to hire CHS to sell all of our ethanol and maintain our relationship with CHS to sell our DDGS.  This is subject to the approval of the Bankruptcy Court.  The proposed marketing arrangement with CHS is described on page 18 of the Plan of Reorganization. However, because of the number of local feedlots and livestock operations, we sell a portion of our distillers grains locally, as WDGS.

Distillers Grains

The market for distillers grains generally consists of local markets for both DDGS and WDGS and national markets for DDGS.

Most of the distillers grains that we sell are in the form of DDGS.  On February 28, 2008, we signed an agreement with CHS in which CHS agreed to be the sole marketing representative for our facility’s entire production of DDGS. If, for any reason, this agreement is terminated by either party, we may incur significant expense in finding a replacement to market our DDGS, which could have a material negative effect on our business.  Pursuant to the Plan of Reorganization, we proposed that we would assume this agreement.

We sell a portion of our distillers grains as WDGS, which are sold to local markets.  We are also party to a Distillers Grain Purchase Agreement with Bilden Farms, LLC (“Bilden”) in which we give Bilden the first right and option to purchase our output of WDGS, and Bilden agrees to utilize its best efforts to purchase and resell the grains.  The agreement is for a two-year term.  We believe this agreement helps to further reduce our shipping cost and minimize drying costs.   If, for any reason, this agreement is terminated by either party, we may incur significant expense in finding a replacement to market our WDGS, which could have a material negative effect on our business.

Procurement Agreements

We are party to a Procurement Agreement with CHS in which CHS agreed to supply and we agreed to buy all of the corn needed for ethanol production at the Plant, estimated to be approximately 20 million bushels per year.  Pursuant to the Plan of Reorganization, we proposed that we would assume this agreement.  Our contract with CHS provides that we will establish the price we will pay for corn and CHS will seek corn for us to buy at this price.  In the event CHS cannot locate adequate corn at this price, CHS will notify us and we may elect to change our price in order to obtain more corn.  If CHS is unable to obtain enough corn in our immediate trade territory, we have installed rail unloading capability and we have the ability to bring rail cars in from outside our immediate market area.  CHS would continue to act as our buying agent and we would set the price.  In the event that CHS is unable to obtain corn for us at a price we deem acceptable, we would seek to purchase corn directly from farmers, elevators and other corn supply companies in our local area, as well as from regional and national sources.  This agreement is for a term of five years and will expire in 2012.

Dependence on One or a Few Major Customers

We expect to be substantially dependent upon CHS for the purchase, marketing and distribution of our ethanol under the proposed Plan of Reorganization.  If adopted, CHS would purchase one hundred percent (100%) of the ethanol produced at our Plant, all of which would be marketed and distributed to its customers.  Therefore, we anticipate that we will be highly dependent on CHS for the successful marketing of our ethanol.  In the event that our relationship with CHS is interrupted or terminated for any reason, we believe that another entity to market the ethanol could be located.  However, any interruption or termination of this relationship could temporarily disrupt the sale and production of ethanol and adversely affect our business and operations.

We currently are substantially dependent on CHS for the purchase, marketing and distribution of our DDGS. CHS purchases one hundred percent (100%) of the DDGS produced at the Plant, all of which are marketed and distributed to its customers.  Pursuant to the Plan of Reorganization, we proposed that we would assume this arrangement in its current form.  Therefore, we are highly dependent on CHS for the successful marketing of our DDGS. In the event that our relationship with CHS is interrupted or terminated for any reason, we believe that another entity to market the DDGS could be located. However, any interruption or termination of this relationship could temporarily disrupt the sale and production of DDGS and adversely affect our business and operations.

Seasonal Factors in Business

In an effort to improve air quality in regions where carbon monoxide and ozone are a problem, the Federal Oxygen Program of the Federal Clean Air Act requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Gasoline that is blended with ethanol has a higher oxygen content than gasoline that does not contain ethanol. As a result, we see fairly light seasonality with respect to our gross profit margins on our ethanol, allowing us to, in some cases, be able to sell our ethanol at a slight premium during the mandated oxygenate period. Conversely, we expect our average sales price for fuel grade ethanol during the summer, when fuel grade ethanol is primarily used as an octane enhancer or a fuel supply extender, to be a little lower.

Financial Information about Geographic Areas

All of our operations and all of our long-lived assets are located in the United States. We believe that all of the products we will sell to our customers in the future will be produced in the United States.

Sources and Availability of Raw Materials

Corn

Our corn supply is secured through a new procurement arrangement with CHS as part of our Plan of Reorganization. Under the terms of the procurement agreement, CHS agrees to supply and we agree to buy all of the corn needed for ethanol production at the Plant, estimated to be approximately 20,000,000 bushels per year. We believe that CHS can supply all of the corn needed for our ethanol production requirements. For the fiscal year ended September 30, 2009, we had not experienced any problems with our supply of corn from CHS, and do not anticipate experiencing any problems with our supply of corn in fiscal 2010.  Please see Exhibit J for a tabular representation of the impact corn price and ethanol price has on our ability to break even.

Utilities

The production of ethanol is a very energy intensive process that requires significant and uninterrupted amounts of electricity, natural gas and water. We have signed contracts with utility providers to supply us with our energy requirements. A natural gas pipeline has been installed to the plant distributing to the necessary equipment. If there is any interruption in our supply of energy, such as supply, delivery or mechanical problems, we may have to halt production. Halting production for any extended period of time will harm our business.

Electricity

On May 18, 2007, we entered into a contract with Lake Region Electric Cooperative to provide our needed electrical energy.  Despite this contract, there can be no assurance that they will be able to reliably supply the electricity that we need.  Pursuant to the Plan of Reorganization, we proposed that we would assume this agreement.

Natural Gas

On May 23, 2006, we entered into an agreement with BP Canada Energy Marketing Corp. (“BP Canada”) to provide us with the necessary supply of natural gas when needed at a mutually agreed upon price via telephone.  For the fiscal year ended September 30, 2009, we had not experienced any problems with our supply of natural gas from BP Canada, and do not anticipate experiencing any problems with our supply of natural gas in fiscal 2010.  Pursuant to the Plan of Reorganization, we proposed that we would assume this agreement.

Denaturant

Wholesale gasoline is mixed into the ethanol and used as a denaturant in the ethanol process.  Each tank of ethanol that we produce is presently allowed to contain a certain blended amount of gasoline.

Other Inputs

Other inputs to the production process include chemicals, yeast, enzymes and water.  Of these, chemicals and enzymes are the largest components.

Transportation and Delivery

The Plant has facilities to receive corn by truck and rail and to load ethanol and distillers grains onto trucks and rail cars.  On October 1, 2006, we entered into a lease for an indefinite term with Otter Tail Valley Railroad Company, Inc. (“OTVR”) at a cost of $4,200 per year with a annual increase of 3% for the use of the land in which the railroad will be constructed and used.  Pursuant to the Plan of Reorganization, we proposed that we would assume this agreement.  On May 9, 2006, we entered into an agreement with Railworks Track Systems, Inc. to construct the track at a total cost of approximately $1.5 million.  On April 6, 2007, we entered into an industry track agreement with OTVR to maintain and operate the track for a period of one year, with automatic one year renewals thereafter.  Pursuant to the Plan of Reorganization, we proposed that we would assume this agreement.

Ethanol Competition

We are in direct competition with producers of ethanol and other alternative fuel additives.  We compete with other ethanol producers on the basis of price and delivery service.  Our Plant produces approximately 55 million gallons of ethanol annually.  We believe that this volume gives us certain procurement and production efficiencies over smaller competitors.

Many competitors are located in close proximity to our Plant and more may be in the future.  These competitors compete with us for, among other things, corn and personnel.  Because of their close proximity, these competitors may also be more likely to sell to the same markets that we target for our ethanol and distillers grains.

According to the Renewable Fuels Association, as of October 22, 2009, 202 ethanol refineries had a nameplate production capacity of 13.1 billion gallons, and 11.9 billion gallons of operating production.  A majority of the ethanol plants are located in the Midwest, in the corn-producing states of Illinois, Iowa, Minnesota, Nebraska and South Dakota.  The largest ethanol producers include Valero Energy Corporation, Abengoa Bioenergy Corp., Archer Daniels Midland Company, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and Poet, LLC.

Distillers Grains Competition

Ethanol plants in the Midwest produce the majority of distillers grains and primarily compete with other ethanol producers in the production and sales of distillers grains.  The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increase, which will increase competition in the distillers grains market in our area. In addition, our distillers grains compete with other livestock feed products such as soybean meal, corn gluten feed, dry brewers grain and mill feeds.

International

We also compete and believe we will continue to compete in the future with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries.  Ethanol produced in the Caribbean basin and Central America may be imported into the United States at low tariff rates or free of tariffs under the Caribbean Basin Initiative and the Dominican Republic — Central America — United States Free Trade Agreement.  Although tariffs presently impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make ethanol imports from various countries a major competitive factor in the United States.

Alternative Fuel Additives

The development of ethers intended for use as oxygenates is continuing.  Methyl tertiary butyl ether, or “MTBE,” is a petrochemical produced by combining isobutylene (a product of the refining industry) with methanol.  We expect to compete with producers of MTBE, which costs less to produce than ethanol.  MTBE is an oxygenate commonly used in fuels for compliance with the federal Clean Air Act.  Many major oil companies produce MTBE.  These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE.   However, MTBE has been linked to groundwater contamination at various locations in the United States.  Many states have enacted legislation prohibiting the sale of gasoline containing certain levels of MTBE or are phasing out the use of MTBE.

Ethyl tertiary butyl ether, or “ETBE,” is produced by combining isobutylene with ethanol.  ETBE’s advantages over ethanol as a fuel blend include its low affinity for water and low vapor pressure.  Because petroleum pipelines and storage tanks contain water in various amounts, ETBE’s low affinity for water allows it to be distributed through existing pipeline systems.  This is not possible for ethanol, which must be shipped via transport trucks or rail cars.

A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels.  Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns.  Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions.  Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions.

Government Incentives

National Renewable Fuels Standard

The Energy Policy Act of 2005 also introduced a national renewable fuels standard program which sets a national minimum usage requirement that phases in over seven years, beginning with approximately 4.0 billion gallons in 2006 and increases to 7.5 billion gallons by 2012. On December 19, 2007, President Bush signed into law the Energy Independence and Security Act of 2007 (the “Act”), which raises the minimum usage requirement to 13.2 billion gallons of ethanol by 2012 and 15 billion gallons by 2015. The Act also mandates a minimum requirement of 36 billion gallons of renewable fuels by 2022, with cellulosic ethanol accounting for 16 billion gallons of this total. The renewable fuels standard program should ensure the continued growth of the ethanol market in the near future. While we cannot assure that this program’s mandates will continue in force in the future, the following chart illustrates the potential United States ethanol demand based on the program’s schedule through the year 2022.

Source: BioFuels Journal, December 28, 2007

Oxygenated Fuel Requirements

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. Recently, the demand for ethanol has increased in part because of two major programs established by the Clean Air Act Amendments of 1990. The first program, the Oxygenated Gasoline Program, is a recurring wintertime program designed to reduce carbon monoxide levels during the winter months.

The second program created by the Clean Air Act Amendments was the Reformulated Gasoline Program. This program, which began on January 1, 1995, was intended to reduce ground level ozone or smog. The program initially required the year-round use of oxygenated fuel in nine metropolitan areas with severe ozone pollution. Other less severely troubled areas have been phased into the program over time. According to the EPA, as of May 2007, various regions of fourteen (14) states and the District of Columbia were required to comply with the program, and all or a portion of thirteen (13) states had also voluntarily opted into the program. However, states such as Arizona, Pennsylvania and New York sought waivers from the program. Under the Energy Policy Act of 2005, the oxygenate standards for reformulated gasoline under the Clean Air Act have been eliminated nationwide.

Incentive Programs

The federal government and various state governments have created incentive programs to encourage ethanol production and to enable ethanol-blended fuel to better compete in domestic fuel markets with gasoline blended with MTBE. The federal incentive programs include excise tax credits to gasoline distributors, direct payments to eligible producers for increased ethanol production and federal income tax credits which eligible producers may earn. State incentive programs include production payments and income tax credits. However, these programs are not without controversy, due in part to their cost, and we cannot assure that they will continue to be available in the future.

Federal Excise Tax Exemption

Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol industry and its customers is the partial exemption from the federal motor fuels excise tax, or the “excise tax exemption.” The excise tax exemption is provided to gasoline distributors as an incentive to blend their gasoline with ethanol. For each gallon of gasoline blended with ten percent (10%) of ethanol, the distributors receive a 4.5¢ per gallon reduction from the 18.3¢ per gallon federal excise tax, which equates to a 45¢ reduction for each gallon of ethanol that they use after annual production or importation of ethanol reaches 7.5 billion gallons. This exemption was recently lowered in the 2008 Farm Bill from a previous excise tax exemption of 51¢ for each gallon and will expire in December 2010 if not renewed.

Federal Small Producer Credit

The federal Small Ethanol Producer Credit provides an eligible ethanol producer with a 10¢ per gallon tax credit for the first 15,000,000 gallons of ethanol produced annually. Under the program, ethanol producers that qualify or their owners (for pass-through tax entities) can reduce their federal income tax liability by the amount of the annual credit, subject to limitations. However, benefit of the credit is reduced somewhat because the amount of the credit must be added to regular taxable income (but not to alternative minimum taxable income). Until recently, an eligible small ethanol producer was defined as a producer whose annual production capacity was 30,000,000 gallons or less, which effectively precluded most newer plants from qualifying. The Energy Tax Incentives Act of 2005 increased the annual production capacity limitation from 30,000,000 to 60,000,000 gallons. Because our annual capacity is 55,000,000 gallons, we expect to qualify as a small ethanol producer, at least in our initial year or years of operations. The credit is scheduled to expire on December 31, 2010 and, if it is not extended, taxpayers will have a three-year carry forward in which to utilize unused credits.

Research and Development

We do not conduct any research and development activities associated with the development of new technologies for use in producing ethanol or distillers grains.

Costs and Effects of Compliance with Environmental Laws

In the fiscal year ended September 30, 2009, we incurred costs and expenses of approximately $72,000 complying with environmental laws, including the cost of obtaining permits, easements and installing emissions related equipment.  Although we have been successful in obtaining all of the permits currently required, any retroactive change in environmental regulations, either at the federal or state level, could require us to obtain additional or new permits or spend considerable resources in complying with such regulations.

In addition, permitting and environmental and other regulatory requirements may change in the future. Changes in permitting and regulatory requirements could make compliance more difficult and costly. If we are unable to comply with the requirements of such permits or any other environmental regulations, our business may be adversely affected and we may not be able to operate our Plant.

Nuisance

The Plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the Plant arising from air or water discharges. These individuals and entities may object to the air emissions from our Plant. Ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

Future Products

We anticipate that advances in enzyme processes will increase the ethanol yield realized from grain feedstock. These processes are not refined for commercial application at this time, but we anticipate adopting, if possible, technological advances as they become available if such advances are commercially viable for the Company’s business plan. Past successes in extractable starch and genetically modified corn, has shown marked improvements for wet mill plants such as Minnesota Corn Processors and Archer

Daniels Midland. We intend to keep abreast of the advances in increased fermentable starch corn as well as involve their members in the production of genetically modified corn as advances are made.

The production of ethanol from biomass feedstock may also become more economically feasible in future years. We will look for options to benefit from those advances as well. In the interim, the processes we plan to implement are considered to be the most viable for the foreseeable future.

DESCRIPTION OF PROPERTY

Our Plant was constructed on a 116-acre site two miles northwest of Fergus Falls, Minnesota.  On October 25, 2006, we purchased a majority of the site from Jonathan and Brenda Piekarski.  Mr. Piekarski is a governor on our Board. The purchase price of the site was $700,000, which is approximately $6,100 per acre.

We are also leasing our distillers grain processing facility from Otter Tail County (the “County”) pursuant to a Solid Waste Facility Lease Agreement.  We began payments under the lease on February 25, 2008 and we are scheduled to continue to make payments until November 1, 2019.  The amount of total payments under the lease is equal to the aggregate principal amount and interest on the County’s $20 million Subordinate Exempt Facility Revenue Bonds and $6.01 million General Obligation Bonds.  We hold restricted cash as part of the capital lease financing.  At September 30, 2009, the total of these accounts was approximately $10,000 of capitalized interest reserve and approximately $2.0 million of debt reserve fund.

All of our tangible and intangible property, real and personal, serves as collateral for our senior and subordinated debt agreements with our lenders, including the County under the Solid Waste Facility Lease Agreement.  On October 30, 2009, we filed a voluntary petition for relief in the Bankruptcy Court under the Code.  The ability of our senior creditors and the County to seek remedies to enforce their rights under the agreements is automatically stayed as a result of the filing of the Chapter 11 petition.  The automatic stay invoked by the filing of the Chapter 11 petition effectively precludes any actions by the Company’s senior creditors and County to collect, assert, or recover a claim against us, subject to the applicable provisions of the Code and orders granted by the Bankruptcy Court.

In the event that we do not successfully emerge from Chapter 11, all of our tangible and intangible property is subject to forfeiture to our senior and subordinated lenders, including the County.

LEGAL PROCEEDINGS

On October 30, 2009, we filed a voluntary petition for relief in the United States Bankruptcy Court, District of Minnesota under Chapter 11 of the Code.  Our negotiated Chapter 11 bankruptcy filing, In re: Otter Tail AG Enterprises, LLC, was made with the approval of our senior lenders.

Under Chapter 11, certain claims in existence prior to our filing of the petition for relief under the Code are stayed while we continue business operations as a debtor-in-possession.  We have continued and will continue to operate our business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code.

The Chapter 11 bankruptcy filing described above constitutes an event of default under the Company’s master loan agreement with Agstar its construction and term loan agreement with MMCDC NFM (collectively, the parties are the “Secured Creditors”), and its capital lease with the County.  Prior to that, on June 3, 2009, all obligations under the aforementioned agreements became automatically and immediately due and payable.  However, the ability of the Secured Creditors and County to seek remedies to enforce their rights under the agreements is automatically stayed as a result of the filing of the Chapter 11 petition.  The automatic stay invoked by the filing of the Chapter 11 petition effectively precludes any actions by the Company’s Secured Creditors and County to collect, assert, or recover a claim against us, subject to the applicable provisions of the Code and orders granted by the Bankruptcy Court.

Also, on August 31, 2009, Agstar and MMCDC filed a claim for breach of contract and foreclosure of mortgage against the Company, U.S. Bank, and Otter Tail County.  U.S. Bank and Otter Tail County were included as defendants pursuant to the foreclosure of the mortgage action because both U.S. Bank and Otter Tail County have a mortgage lien on the real property of the Company.  Agstar and MMCDC allege that the Company breached separate loan agreements with each of Agstar and MMCDC.  Agstar and MMCDC allege that they have priority over the other lienholders on the real property and solid waste facility owned by the Company, and requested foreclosure with respect to the mortgages held by Agstar and MMCDC.  Agstar and MMCDC also requested that a receiver be appointed and the Company be dissolved.

Additionally, from time to time and in the ordinary course of our business, we may be named as a defendant in legal proceedings related to various issues, including worker’s compensation claims, tort claims and contractual disputes.  In the ordinary course of our business, we may also commence suit as a plaintiff.  We are currently involved in no such legal proceedings and are not aware of any potential claims that could result in the commencement of legal proceedings.  We carry insurance that provide protection against certain types of claims.

SELECTED FINANCIAL DATA

The following tables set forth selected financial data of the Company for the periods indicated.

	2008 (audited)	2009 (audited)	Six Months Ended March 31, 2010 (unaudited)
Statements of Operations Data:
Revenues	$70,099,287	$95,981,559	$53,595,794

Cost of Sales	68,411,568	96,688,753	47,463,746

Lower of Cost or Market Adjustment	4,632,000	—	—

Impairment of plant and process equipment	—	12,500,000	—

Gross Profit (Loss)	(2,944,281)	(13,207,194)	6,132,048

Operating Expenses	1,708,066	2,254,393	1,030,062

Operating Income (Loss)	(4,652,347)	(15,461,587)	5,101,986

Other Expense, net	(4,001,728)	(6,052,538)	(2,275,164)

Net Income (Loss)	$(8,654,075)	$(21,514,125)	$2,360,379

Weighted Average Units Outstanding - Diluted	23,927,872	23,936,250	23,940,738

Weighted Average Units Outstanding - Basic	23,927,872	23,936,250	23,941,738

Net Income (Loss) Per Unit - Diluted	$(0.36)	$(0.90)	$0.09

Net Income (Loss) Per Unit - Basic	$(0.36)	$(0.90)	$0.09

Our selected historical balance sheet information as of September 30, 2009 and 2008 are derived from our audited balance sheets, and our balance sheet information as of December 31, 2009, is derived from our unaudited balance sheet.

	September 30, 2008 (audited)	September 30, 2009 (audited)	Six Months Ended March 31, 2010 (unaudited)
Balance Sheet Data:
Cash and Equivalents	$1,138,768	$4,058,000	$10,118,878

Total Assets	$126,293,160	$105,153,022	$106,921,861

Total Current Liabilities	$12,478,776	$90,174,378	$89,581,294

Long Term Debt, net of current maturities	$77,323,865	—	—

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to the impact of market fluctuations associated with interest rates as discussed below.  We have no exposure to foreign currency risk, as all of our business is conducted in United States Dollars.  While we previously used derivative financial instruments as part of an overall strategy to manage market risk, we no longer have any derivative instruments that expose us to commodity price risk.

Interest Rate Risk

If we successfully emerge from bankruptcy, we expect to be exposed to market risk from changes in interest rates on our existing debt facilities.  Exposure to interest rate risk results from holding our credit agreements.

We used debt to finance a significant amount of our expenditures in the years ended September 30, 2008, and 2009.  As of September 30, 2009, we have approximately $81.4 million in short-term debt, including our line of credit.  As we are being charged default interest due to our defaults on existing loan agreements, our interest rate is not subject to variability as of September 30, 2009.  If and when we successfully emerge from bankruptcy and return to variable interest rates, a hypothetical one percent (1%) change in interest rates would change our interest expense by approximately $814,000 on an annual basis.

Commodity Price Risk

Effective April 8, 2008, we closed the majority of all derivative positions.  At September 30, 2009, we have no derivative instruments that expose us to commodity price risk.  For the period ended September 30, 2009, we recorded a realized loss of approximately $234,000.  We did not have any firm purchase commitments related to corn for the period ended September 30, 2009.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Governors, Executive Officers and Significant Employees

Management

The board of governors (the “Board”) manages our business and affairs.  The officers appointed by the Board manage our day-to-day operations.

Board of Governors

Our Member Control Agreement provides that our Board is comprised of seven members, five of whom will be elected by our Class B Members and two of whom will be elected by our Class C Members.  Our governors and members have the right to call a special meeting of the members for certain purposes, including electing governors.

Officers

Our officers consist of the officers of the Board and such executive officers as the Board deems necessary or advisable.  The officers of the Board must be governors but there is not a corresponding requirement for executive officers.

The following table contains information with respect to the members of the Company’s board of governors:

Name	Age	Year First Became A Governor
Gary Thompson, Chairman	58	2009
Hans Ronnevik, Treasurer	64	Inception
John Anderson	50	2009
Philip Deal	41	Inception
Ronald Tobkin	62	Inception
Jonathan Piekarski	56	Inception

Gary Thompson, Chairman, Age 58

Mr. Thompson currently owns and operates the 27-hole Geneva Golf Club in Alexandria, Minnesota and is a partner with his oldest son on the 18-hole Trilogy Golf Club in Gilbert, Arizona from 1999 to present.  From 1969 to 2001, Mr. Thompson owned and operated a dairy and cash grain farm with his father in Clarissa, Minnesota.  He has served on the board of Agri-Valley Farm Center in Clarissa, Minnesota from 1974 to 1999 and was Vice Chair of Finance for the Central Minnesota Ethanol Cooperative in Little Falls, Minnesota from 1997 to 1999.

Hans Ronnevik, Treasurer, Age 64

Mr. Ronnevik has been a partner in Ronnevik Farms, a crop farming operation, since 1972.  Mr. Ronnevik was a board member of AgCountry Farm Credit Services of Fargo, North Dakota for five years from 2003-2008, and served on the Audit Committee each year.  Mr. Ronnevik graduated from North Dakota State University in 1967 with a Bachelor of Science Degree in Animal Science.  Mr. Ronnevik has served as Treasurer and a governor since our inception.

John Anderson, Governor, Age 50

Mr. Anderson has been employed as the manager of NAPA of Perham, an auto parts and service business in Perham, Minnesota since 2000.  Mr. Anderson has also been a general partner of New Life Farms, PLLP, and Vice President of NLF Group, Inc. since 2000. From 1982 to 2000, Mr. Anderson served as the owner and manager of Anderson Turkey Farms, a family owned and operated turkey breeding farm.  Mr. Anderson serves as Treasurer of MnAg2010, an ad-hoc group of agricultural leaders from a five state area with a mission to promote agricultural issues.  Mr. Anderson holds Bachelor of Science and Bachelor of Arts degrees from Moorhead State University.

Philip Deal, Governor, Age 41

Since 1986, Mr. Deal has been actively involved in his family farming operation.  Since 2001, he has been the grain merchandiser and manager of the Grain Division of Wheaton-Dumont Coop Elevator in Wheaton, Minnesota, and he was promoted to general manager in 2006, a position he currently holds.  Mr. Deal received his Bachelor of Science degree in Finance from Moorhead State University.  Mr. Deal has been an advisory board member since our inception.  Mr. Deal has served as a governor since our inception.

Ronald Tobkin, Governor, Age 62

Mr. Tobkin has actively been involved in the family farming operation since 1972, and has been a self employed farmer for the past five years.  His past experience includes: Assistant Soil Scientist for University of Minnesota Northwest Experiment Station, Co-Owner, President and General Manager of Perco Farm Service in Perham, Minnesota, Co-Owner, President and General Manager of Prairie Bean Co., Perham, Minnesota, Co-Owner, President and General Manager of Perco Bean Co., Perham, Minnesota, and Managing Partner and majority owner of Little Pine Dairy, LLP Perham, Minnesota.

Mr. Tobkin has also been a Chamber of Commerce Officer for School Board District 549 Chairman.  Mr. Tobkin graduated from North Dakota State University with a Bachelor Degree in Soil Science in 1970.  He also graduated and commissioned in the Minnesota Military Academy in 1972.  Mr. Tobkin has served as a governor since our inception.

Jonathan Piekarski, Governor, Age 56

Mr. Piekarski has been a self-employed grain farmer from 1980 to the present.  He has over 20 years experience as a director in the Farm Credit System, starting with the Federal Land Bank Association of Fergus Falls and remaining through the successive mergers to what is now AgCountry Farm Credit Services, headquartered in Fargo, North Dakota.  In that capacity, Mr. Piekarski has served as Vice-Chair and Chairman of the Board of Directors of Farm Credit Services of West Central Minnesota, Moorhead and AgCountry Farm Credit Services.  Over his tenure, Mr. Piekarski has been a member of the state stockholder advisory committee, state legislative advisory committee, board member and Vice-Chair of the Minnesota Federation of Farm Credit Stockholders, member of the Seventh Farm Credit District Federation Board, and the St. Paul Farm Credit Council which does legislative/lobbying activity on system issues.  Mr. Piekarski has served on our Board since our inception.

Executive Officers

Anthony Hicks serves as the Company’s chief executive officer/chief financial officer.  Information regarding Mr. Hicks is below:

Anthony J. Hicks, Age 52

Mr. Hicks is currently, and has been since October 31, 2008, the Chief Executive Officer of the Company, and is currently, and has been since May 2007, the Chief Financial Officer of the Company. Mr. Hicks served as the Chief Operating Officer for Bell Farms/Whitestone Farms, LLP, a pig production company located in Burnsville, Minnesota, from May 1996 to May 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We prepared the following discussion and analysis to help you better understand our financial condition, changes in our financial condition, and results of operations for the three and six month periods ended March 31, 2010 compared to the same period of the prior fiscal year.  This discussion should be read in conjunction with our interim condensed financial statements and notes included as Exhibit G to this Prospectus, and the unaudited condensed financial statements and notes thereto, and Management’s Discussion and Analysis contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and included as Exhibit F to this Prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including without limitation, those statements that are identified by the words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “future,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “target,” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts.  From time to time, the Company may publish or otherwise make available forward-looking statements of this nature, including statements contained within “Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed.  The Company’s expectations, beliefs, and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records, and other data available from third parties.  Nonetheless, the Company’s expectations, beliefs, or projections may not be achieved or accomplished.  Forward-looking statements are subject to known and unknown risks and uncertainties, including those risks described in “Item 1A — Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as updated under the heading “Risk Factors” in this Prospectus.

Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.  All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements in this Prospectus, including statements contained under the heading “Risk Factors,” and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and include the following:

•	our ability to successfully emerge from the Chapter 11 bankruptcy process and continue normal business operations;

•	our ability to comply in the future with covenants under our debt financing agreements with senior lenders;

•	the availability and adequacy of our cash flow to meet our requirements, including payment of loans;

•	economic, competitive, demographic, business, and other conditions in our local, regional, and national markets;

•	changes in the availability and price of corn;

•	changes in the availability and price of natural gas;

•	changes in the environmental regulations that apply to our Plant operations;

•	the occurrence of certain events causing an economic impact in the agriculture, oil, or automobile markets;

•	lack of transport, storage, and blending infrastructure preventing ethanol from reaching high demand markets;

•	changes and advances in ethanol and other renewable fuels production technology;

•	changes in interest rates or the availability of credit and limitations and restrictions contained in the instruments and agreements governing our indebtedness;

•	the results of our hedging transactions and other risk mitigation strategies;

•	our ability to retain key employees and maintain labor relations;

•	our ability to develop diverse revenue streams;

•	our ability to implement additional financial and management controls, reporting systems and procedures, and comply with Section 404 of the Sarbanes-Oxley Act, as amended;

•	changes or developments in laws, regulations, tariffs, or taxes in the ethanol, agricultural, or energy industries;

•	actions taken or not taken by third parties, including our suppliers and competitors, as well as legislative, regulatory, judicial, and other governmental authorities;

•	competition in the ethanol industry and excess capacity in the industry;

•	litigation against us or any third party suppliers;

•	the loss of any license or permit;

•	the lack of a public market for our membership units and restrictions on unit transfer;

•	the loss of our Plant due to casualty, weather, mechanical failure, or any extended or extraordinary maintenance or inspection that may be required; and

•	changes in our business strategy, capital to support capital improvements and development.

Summary

Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company (the “Company,” “Otter Tail,” “we,” “our,” or “us”), owns and operates a nameplate 55 million gallon annual production plant of undenatured ethanol in Fergus Falls, Minnesota (the “Plant”).

Liquidity and Capital Resources

Overview

As of March 31, 2010, we had total assets of approximately $106,900,000 consisting primarily of cash, accounts receivable, inventory, property, plant, and equipment.  As of March 31, 2010, we had current liabilities of approximately $89,600,000 consisting primarily of accounts payable, accrued interest, line of credit, and outstanding debt.  All of our long-term debt, consisting of  approximately $80,100,000 of bank debt financing and capital lease financing for the construction of the Plant, has been reclassified as current maturities of long-term debt because we were in default as of February 1, 2009 on our capital lease with Otter Tail County, Fergus Falls, Minnesota (the “County”) for failure to make basic payments (defined as payments equal to the aggregate amount of principal and interest outstanding on the bonds issued by the County in conjunction with the capital lease), and we have failed to make interest payments specifically on the Subordinate Exempt Facility Revenue Bonds Series 2007A bonds since December 31, 2008.  We have also not made interest payments on the MMCDC New Markets Fund II, LLC (“NMF”) Tax Credit Loans.  In addition, as of February 15, 2009, we were in default under our Master Loan Agreement with AgStar Financial Services, P.C.A. (“AgStar”) for failure to pay principal and interest due.  Under the terms of our respective agreements with AgStar, NMF, and the County, the lenders may exercise any or all default remedies against us including, but not limited to, acceleration of all outstanding unpaid principal amounts.

For the six months ended March 31, 2010, cash provided by operating activities was approximately $6,100,000, cash used in investing activities was approximately $12,100 and cash used in financing activities was approximately $29,400.

Total cash flow from the project following operational commencement of the project has been impacted by many factors including, but not limited to, the final cost of the project, timing of the commencement of operations, the speed of ethanol production during the start-up phase, as well as energy and corn prices.  As of March 31, 2010, we had drawn on our revolving line of credit with AgStar in the amount of approximately $5,300,000.

Based on our operating plan, we believe our existing working capital will not be sufficient to meet the cash requirements to fund our planned operating expenses, capital expenditures, and working capital requirements through the fiscal year ending September 30, 2010 without additional sources of cash and/or deferral, reduction, or elimination of significant planned expenditures.  Assuming no deterioration in margins between corn and ethanol prices, we estimate that we will require approximately an additional $12,000,000 to fund our planned operating expenses, capital expenditures, and working capital requirements through the end of fiscal year 2010.  See Note 3 in our footnotes to our financial statements for more information on the sufficiency of existing capital to meet our cash requirements and our ability to operate as a going concern.  Finally, as provided above, we are currently in default on our Master Loan Agreement with AgStar, our tax credit loans with NMF, and our capital lease with the County.  We are working with our lenders to restructure our loan agreements.

On October 30, 2009 (the “Petition Date”), we filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”), Case number 09-61250.  Our negotiated Chapter 11 bankruptcy filing,  In re:  Otter Tail Ag Enterprises, LLC, was done with the approval of our senior lenders.  Under Chapter 11, certain claims in existence prior to our filing of the petition for relief under the Bankruptcy Code are stayed while we continue business operations as a debtor-in-possession, or “DIP.”

We are currently operating as DIP under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. In general, as DIP, we are authorized under the Bankruptcy Code to continue to operate as an ongoing business but may not engage in transactions outside of the ordinary course of business without the approval of the Bankruptcy Court.

Short-term Debt Sources

We have a revolving promissory note with Agstar for up to $6,000,000.  We are required to pay interest on the principal advances monthly at the LIBOR rate plus 2.95%, which totaled 3.18% at March 31, 2010 and 3.23% as of September 30, 2009.  The purpose of this loan is for general and operating expenses.  The maturity of this line of credit is 364 days from commencement.  On the loan maturity date, the principal and any outstanding accrued interest will be due.  We pay a commitment fee of 0.35% on the unused portion of the revolving promissory note.  As of March 31, 2010 and September 30, 2009, approximately $5,300,000 and $6,000,000 were advanced against the line of credit, respectively.  Any further advances on the line of credit need to be approved by the senior lender.

Long-term Debt Sources

We have entered into two loan agreements and one capital lease agreement for financing of the Plant.  The total loan commitment is $60,000,000 and the capital lease is $26,010,000, and both are described below.  All of our long term debt described below has been reclassified as current maturities of long-term debt because we are in default on our Master Loan Agreement with AgStar for failure to make required principal and interest payments, our tax credit loans with NMF for failure to make required interest payments, and our capital lease with the County for failure to make required basic payments equal to the aggregate amount of principal and interest outstanding on County bonds, entitling AgStar, NMF, and the County to exercise any and all default remedies against us including, but not limited to, acceleration of all outstanding unpaid principal amounts.

We entered into a senior debt financing agreement for a construction loan of $35,000,000 from AgStar, which includes a term and revolving loan (collectively, the “Construction Loan”).  We made interest payments during the construction phase at the LIBOR plus 3.15%.  Interest was paid quarterly in arrears on the first day of January, April, July, and October.  At completion of the Plant, the loan converted into the Construction Term Loan and Construction Term Revolving Note.

The Construction Loan converted to a term loan (the “Construction Term Loan”) and term revolving loan on June 1, 2008, totaling  $29,000,000.  The interest rate was reduced to LIBOR plus 2.95% on the Construction Term Loan, which totaled 3.18% at March 31, 2010, and 3.23% at September 30, 2009.  The agreement includes an option to convert a portion of the Construction Term Loan to a fixed rate loan.  We are required to make interest payments only on the first day of each month for the first six months followed by 114 principal installments of $254,386 plus accrued interest beginning six months following substantial completion, which was determined to be June 1, 2008, payable in full in June 2018.  In addition to the scheduled payments, we will make additional principal payments equal to 65% of our excess cash flow not to exceed $2,000,000 per fiscal year and an aggregate total of $8,000,000.  As part of the financing agreement, the premium above LIBOR may be reduced to 2.65% based on attaining certain financial ratios.

Commitment fees of $20,000 were charged at the time of conversion and will be charged annually thereafter.

The maximum amount of the Construction Loan that could be converted to the term revolving loan is $6,000,000 (the “Revolving Loan”).  The amount of the Construction Loan that did convert to the Revolving Loan was $6,000,000.  We are required to pay interest on the principal advances monthly at the LIBOR rate plus 2.95% which totaled 3.18% at March 31, 2010 and 3.23% at September 30, 2009.  The purpose of this loan is for cash and inventory management.

On March 30, 2007, we entered into a loan arrangement with NMF for the amount of $19,175,000 (the “NMF Loan”).  The tax credit period of the NMF Loan is from September 2007 to September 2014.  The NMF Loan is divided into two portions including a term loan of $14,480,500, which we must make interest-only payments on beginning the sixth day of the first month following the initial advancement until the 85th month.  On the sixth day of the 85th month and continuing for an additional 48 months, we must pay the amortized unpaid principal together with the accrued interest.  The interest rate is calculated using the Wall Street Journal daily money rate (base rate) plus 100 basis points, totaling 4.25% and 6.00% at March 31, 2010 and September 30, 2009, respectively.  In addition there is a subordinated loan for $4,694,500 which carries an interest rate of 2.51%.  On the first day of each month following the initial advance, which occurred in August 2007, we are required to make interest-only payments until September 2014 when we are required to make a principal payment of $400,000.  Any further advances on the line of credit need to be approved by the senior lender.  We are currently in default under our NMF Loan for failure to make required interest payments.

On February 1, 2010, we entered into term sheets for exit financing with the Senior Lender and NMF.  The exit financing term sheet with the Senior Lender modifies the Construction Term Loan and Construction Term Revolving Note, combining them into one term note, in the amount of $35,000,000 which will mature on June 1, 2013.  Additionally, the exit financing term sheet modifies the Revolving Line of Credit Loan to a 364 day revolving credit facility in an amount not to exceed the lesser of 75% of eligible accounts receivable and inventory or $4,000,000 and will mature 364 days following the effective date of the plan.

Interest on the term and revolving loans will bear interest at a fixed rate of 6.5% through May 31, 2013, however the rate is subject to changes in the three-year U.S. Treasury bond rate between the date of the term sheet and the effective date of the plan.  The term note will be payable in a special principal payment of $3,150,000 on the first day of the calendar month following the effective date of the plan and the balance of the note in equal monthly installments of principal and interest over a period of ten years.  All current default interest will be deferred until June 1, 2013.  The loans will be secured by a first priority perfected security interest in all of our assets.

The exit term sheets of the NMF loan reaffirm all of the terms of the original agreements, except for it provides for the deferral of default interest until the present maturity dates as provided in the original agreements.

These term sheets are contingent upon certain requirements, such as a confirmation order confirming the plan, payments of certain accrued regular interest, establishment of a debt reserve account equivalent to six months interest and obtaining subscription letters of up to $12,000,000.

Capital Lease

In April 2007, we entered into a long term equipment lease agreement (the “Equipment Lease Agreement”) with the County in order to finance equipment for the Plant (the “Capital Lease”).  The Equipment Lease Agreement has a term from May 1, 2007 through November 2019.  The County financed the purchase of equipment through Subordinate Exempt Facility Revenue Bonds Series 2007A totaling $20,000,000, General Obligation Tax Abatement Bonds Series 2007B totaling $5,245,000, and Taxable General Obligation Tax Abatement Bonds Series 2007C totaling $765,000 (collectively, the “Bonds”).

Under the Equipment Lease Agreement with the County, we started making payments on May 25, 2008 and must make payments on the 25th of each month.  Payments for principal began on November 25, 2009 in an amount equal to 1/6 principal scheduled to become due on the corresponding Bonds on the next semi-annual principal payment date.  We also must make Capital Lease payments that correspond to 1/6 the amount of interest payable due on the Bonds on February 1 or August 1 of each year and principal amounts equaling 1/12 of the principal due each February 1.  We have guaranteed that if such assessed lease payments are not sufficient for the required Bond payments, we should provide such funds as are needed to fund the shortfall.  The Capital Lease also includes an option to purchase the equipment at fair market value at the end of the lease term.  We are in default under the Capital Lease for failure to make required basic payments.

Statement of Cash Flows for the six months ended March 31,	2010 (unaudited)	2009 (unaudited)
Cash flows provided by (used in) operating activities	$6,102,388	$(2,924,534)
Cash flows used in investing activities	(12,084)	(26,336)
Cash flows provided by (used in) financing activities	(29,426)	2,242,914

Cash Flow Provided By (Used in) Operations

The net cash flow provided by operating activities for the six months ended March 31, 2010 increased approximately $9,000,000 over that for the six months ended March 31, 2009.  The increase in cash flows provided by operating activities was the result of the spread between ethanol and corn prices which led to an increase in net income in the first quarter of fiscal 2010, while this resulted in a loss for the second quarter of fiscal 2010.  As disclosed above, we believe our existing working capital will not be sufficient to meet the cash requirements to fund our planned operating expenses for the remainder of fiscal 2010.

Cash Flow Used in Investing Activities

There was no material change in cash used for investing activities for the six months ended March 31, 2010 compared to the six months ended March 31, 2009.

Cash Flow Provided By (Used in) Financing Activities

Since our inception, we have generated significant cash inflows from bank financing arrangements and member equity contributions.  Proceeds for the six months ended March 31, 2010 from our bank financing arrangements decreased by $2,300,000 compared to the bank proceeds for the six months ended March 31, 2009.  This is primarily due to the proceeds from our construction loan being fully utilized as of the end of fiscal 2009, net of payments made during the first quarter of 2010 on our operating line of credit.

Chapter 11 Bankruptcy

For a discussion of our Bankruptcy proceedings, please see the Plan of Reorganization as filed with the Bankruptcy Court on June 11, 2010, attached hereto as Exhibit B.

Results of Operations for the Three and Six Months Ended March 31, 2010 and March 31, 2009

We own and operate a corn dry-mill ethanol Plant in Fergus Falls, Minnesota.  We process approximately 20 million bushels of corn into approximately 55 million gallons of ethanol each year, based on the nameplate capacity of our Plant.  In addition, we sell distillers grains, a principal co-product of the ethanol production process, which we will sell as Distillers Grains with Solubles and Distillers Dried Grains with Solubles.

Revenues

Our revenues were approximately $24,300,000 and $53,600,000 for the quarter and six months ended March 31, 2010, respectively.  Our revenues were approximately $22,700,000 and $48,200,000 for the quarter and six months ended March 31, 2009, respectively.  The increase in our revenues of approximately $1,500,000, or 6%, and $5,400,000, or 11% for the quarter and six months ended March 31, 2010, respectively, over the prior year periods were primarily due to an increased price received for our ethanol production.

Cost of Sales

Our cost of goods sold were approximately $24,600,000 and $47,500,000 for the quarter and six months ended March 31, 2010, respectively, compared to approximately $24,200,000 and $50,400,000 for the quarter and six months ended March 31, 2009.  Our cost of goods sold as a percentage of revenues were 101% and 89% for the quarter and six months ended March 31, 2010, respectively, compared to 106% and 104% for the quarter and six months ended March 31, 2009.  Our higher costs of sales for the three months ended March 31, 2010 over the comparable prior year period of approximately $600,000 was due primarily to higher denaturant and natural gas costs.  Our lower cost of sales for the six months ended March 31, 2010 over the comparable prior year period of approximately $2,800,000 was primarily due to a lower cost of corn, our primary operating cost.

Operating Expenses

Our operating expenses, before reorganization expenses, were approximately $503,000 and $1,000,000 for the quarter and six months ended March 31, 2010, respectively.  Compared to the quarter and six months period ended March 31, 2009 our operating expenses decreased by $90,000, or 16%, and $100,000, or 10%, respectively.  The decrease was due primarily to lower non-reorganization professional fees.

Other Income (Expense), Net

Interest expense was approximately $1,100,000 and $2,300,000 for the quarter and six months ended March 31, 2010, respectively.  Our interest expense was approximately $1,100,000 and $2,200,000 for the quarter and six months ended March 31, 2009, respectively.

Interest income was approximately $7,000 and $6,000 for the three months ended March 31, 2010 and 2009, respectively, an increase of approximately $1,000 for the three months ended March 31, 2010 over the comparable prior year period.  Interest income was approximately $13,000 and $18,000 for the six months ended March 31, 2010 and 2009, respectively, a decrease of approximately $5,000 for the six months ended March 31, 2010 over the comparable prior year period.  Interest income decreased primarily due to a reduction in cash held in interest bearing accounts and reduction in rate earned.

Net Loss

Our net loss was approximately $2,300,000 for the quarter and our net income was approximately $2,400,000 for the six months ended March 31, 2010.  Our net loss was approximately $4,700,000 and $7,000,000 for the quarter and six months ended March 31, 2009, respectively.  The increase in our net income for the six months ended March 31, 2010 was primarily the result of the improved margin situation in the ethanol industry during the second half of fiscal 2009 which continued in the first quarter of fiscal 2010.  Continued net losses, and our worsening liquidity situation towards the end of fiscal 2009 caused us to make a voluntary filing for Chapter 11 protection on October 30, 2009.

Margins have recently improved across the industry due to a more balanced supply and demand of product in the marketplace.  This margin improvement has caused some of the production capacity that was previously slowed down or shut down to increase production again which has lead to a surplus in the marketplace.  In the event that we successfully emerge from bankruptcy and some or all of production capacity that was previously slowed or shut down remains on line, we may witness tighter margins for the remainder of fiscal year 2010 and possibly beyond.

Off-Balance Sheet Arrangements

As of March 31, 2010, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

EXECUTIVE COMPENSATION

Components of Compensation Program

The compensation program for Anthony Hicks, our chief executive officer and chief financial officer, during the fiscal years ended September 30, 2009 and 2008 consisted of the following components:

•                  Base salary — Mr. Hicks received a base salary as reflected in the Summary Compensation Table below.  The purpose of the base salary was to provide a secure base of cash compensation for Mr. Hicks.  Base salary was paid in equal bi-weekly installments and was not contingent upon achieving any individual or company performance goals.

•                  Incentive compensation — Mr. Hicks, as Chief Executive Officer and Chief Financial Officer, became eligible effective December 1, 2008 to receive 10,000 restricted Units pursuant to a vesting schedule that has 4,500 Units vesting on January 1, 2009, 4,500 Units vesting on December 31, 2009, and 1,000 Units vesting on December 31, 2010, provided that Mr. Hicks remains a member of the Company, complies with his employment agreement, performs his duties, and substantially complies with regulations governing Plant operations, as evaluated by the compensation committee.

•                  Term and Termination — Mr. Hicks’s employment agreement as Chief Executive Officer and Chief Financial Officer, as amended September 9, 2009, is set to expire on December 31, 2010.  In the event that Mr. Hicks is terminated without cause, Mr. Hicks will receive his pro-rated base salary through the termination date included in the termination notice given to Mr. Hicks, and a severance payment equal to six months of Mr. Hicks’s then annual base salary.  Mr. Hicks may resign at any time by giving 60 days prior written notice to the Company.  In connection with the Agreement, Mr. Hicks agreed to a non-competition and non-solicit arrangement under which Mr. Hicks agreed that for a period of two years after the termination of his employment with the Company, Mr. Hicks will not consult for, be employed with, or otherwise perform services for, any person or entity in the ethanol business within 100 miles of any outer city limit of Fergus Falls, Minnesota; and that Mr. Hicks will not, directly or indirectly, solicit any customer, supplier, employee, or other representative of the Company.

The compensation program for the Company is administered by the compensation committee of the Board, approved by the Board, and reviewed on an annual basis.  The objective of the program is to provide a fair and competitive compensation package that will enable the Company to attract and retain talented executives who will be instrumental in achieving company goals for growth and profitability and in positioning the Company to compete in the rapidly expanding and evolving renewable fuels industry.  The compensation committee and the Board believes that the compensation package must be competitive with financial arrangements provided to executive officers of other renewable fuels companies operating not only in Minnesota, but throughout the Midwestern United States.  The compensation package as adopted by the governors was designed to promote and reward both individual performance of the Executives and their collective performance as members of our team.

Decisions concerning the compensation of the Chief Executive Officer and Chief Financial Officer for the fiscal year ending September 30, 2009 were made by the compensation committee of the Board and approved by the Board.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation earned by our Chief Executive Officer and Chief Financial Officer, and our former Chief Executive Officer (who served as our Chief Executive Officer prior to termination effective October 31, 2008)  for services performed during the last two fiscal years.

	Annual Compensation
Name & Principal Position	Year	Salary	Unit Awards(1)	All Other Compensation		Total
Anthony J. Hicks	2009	$131,766	$9,000	—		$140,766
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	2008	$105,000	$5,000	—		$110,000

Kelly Longtin	2009	$15,447	$5,000	$22,833	(2)	$43,280
Former Chief Executive Officer	2008	$135,750	$5,000	—		$140,750

(1) Market value of Units based by reference to the purchase price of $2.00 per unit that was established in our intrastate offering that closed on October 31, 2006.

(2)  Mr. Longtin terminated employment with the Company effective October 31, 2008.  Amounts in all other compensation column reflect severance payments Mr. Longtin received in connection with his termination.

During the fiscal years ended 2009 and 2008, the Company recognized approximately $2,300 and $9,500, respectively, in compensation expense related to restricted unit grants.  As of September 30, 2009 and 2008, total unit-based compensation expense for restricted unit non-vested awards not yet recognized was $7,600and $22,300, respectively.  Unit-based compensation in connection with Unit Options for the year ended September 30, 2008 was $5,000.  Pursuant to his appointment as Chief Executive Officer, Mr. Hicks forfeited 2,500 Unit options granted to Mr. Hicks during his term as Chief Financial Officer which were never exercised, and 2,500 remaining unvested Units that were scheduled to vest on January 1, 2009 pursuant to the terms of his former employment agreement as Chief Financial Officer.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2009

	Unit Awards
Name	Number of units that have not vested	Market value of units that have not vested ($)
Anthony Hicks(1) Chief Executive and Chief Financial Officer	5,500	2.00	(2)

Kelly Longtin(3) Former Chief Executive Officer	—	—

(1)  Pursuant to his appointment as Chief Executive Officer, effective December 1, 2008, Mr. Hicks became eligible effective December 1, 2008 to receive 10,000 restricted Units pursuant to a vesting schedule that has 4,500 Units vested on January 1, 2009, 4,500 Units vesting on December 31, 2009, and 1,000 Units vesting on December 31, 2010.

(2)  Market value of Units based by reference to the purchase price of $2.00 per Unit that was established in our intrastate offering that closed on October 31, 2006.

(3)   Mr. Longtin terminated employment with the Company effective October 31, 2008.  At that time, Mr. Longtin had 10,000 Unit options which were never exercised and were forfeited.  He received 2,500 restricted Units which vested on January 1, 2009, and forfeited his remaining unvested restricted Units.

Governors’ Compensation

The following table sets forth all compensation earned by our governors during the 2009 fiscal year for service on our Board.

Name	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Hans Ronnevik	$4,175	$180	$4,355
Gary Thompson	$0	$180	$180
Philip Deal	$4,500	$180	$4,680
Gerald Rust(2)	$4,350	$180	$4,530
Ron Tobkin	$3,125	$180	$3,305
Jonathan Piekarski	$3,825	$180	$4,025
John Anderson	$1,425	$180	$1,605
Mark Ellison (3)	$3,025	$180	$3,205
Jerry Larson (3)	$5,900	$180	$6,080
Ed Mehl (3)	$2,850	$180	$3,030
Greg Smith (3)	$2,400	$180	$2,580
Lee Rogness (4)	$450	$180	$630
Jeff Stanislawski (5)	$750	$180	$930

(1) Reflects payment of insurance premium by the Company for the benefit of each governor.

(2) Resigned effective February 25, 2010 as reported in current report on Form 8-K filed on February 26, 2010.

(3) Resigned effective August 11, 2009 as reported in current report on Form 8-K filed on August 19, 2009.

(4) Resigned effective February 19, 2009 as reported in current report on Form 8-K filed on February 23, 2009.

(5) Resigned effective February 12, 2009 as reported in current report on Form 8-K filed on January 23, 2009.

Governor Compensation

Members of the Board receive a monthly $150 per diem for attending meetings and for rendering services to us.  Members of the Board receive a monthly retainer of $150, and the Chairman of the Board receives an additional $200 monthly retainer.  The Secretary receives a monthly officer retainer of $100 and the Treasurer receives a monthly officer retainer of $100.  Further, members of the Board and officers receive reimbursement for reasonable expenses incurred, if any, in connection with attending meetings of the Board and rendering services to us.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Member Control Agreement provides that our governors will be indemnified and held harmless for any claims against them related to any liability or damage incurred by reason of such governor’s actions or omissions to act in connection with the business of the Company. The Member Control Agreement provides that governors will only be entitled to indemnification if the governor determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Company, the governor was acting on behalf of the Company, the liability or loss was not the result of the governor’s negligence or misconduct and indemnification expenses are only recoverable from the nets assets of the Company. Notwithstanding the above, a governor is entitled to indemnification for losses, liabilities or expenses arising out of an alleged violation of federal or state securities laws only if at least one of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Our Member Control Agreement further provides that none of the governors or officers of the Company will be personally liable to us or our members for monetary damages for a breach of their fiduciary duty. This could prevent both us and our Unit holders from bringing an action against any governor for monetary damages arising out of a breach of that governor’s fiduciary duty. This provision does not affect possible injunctive or other equitable remedies to enforce a governor’s duty of loyalty, for acts or omissions not taken in good faith, involving intentional misconduct or a knowing violation of the law, or for any transaction from which the governor derived an improper financial benefit. It also does not eliminate or limit a governor’s liability for participating in unlawful payments or distributions or redemptions, or for knowing violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to governors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Under Minnesota law, no member or governor will be liable for any of our debts, obligations or liabilities solely because he or she is a member or governor, subject to the provisions stated above. In addition, Minnesota law permits, and our Member Control Agreement contains, extensive indemnification provisions which require us to indemnify any officer or governor who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our governor or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

The Board has adopted a policy requiring all governors, officers and employees, and their immediate family members to notify the Board about any transaction, of any size, with the Company.  For the fiscal year ended September 30, 2009 and September 30, 2008, we paid $176,000 for storage and corn procurement services to Wheaton-Dumont Coop Elevator, an entity in which one of our governors, Philip

Deal, serves as the general manager.  This transaction was approved in accordance with our policies and procedures for review and approval of related party transactions.

Our Member Control Agreement provides that the existence and terms of any such transactions must be fully disclosed to the Board.  The Board may approve the transaction only if it determines that it is on terms no more favorable to the governors, executive officers, members or their affiliates than generally afforded to non-affiliated parties in a similar transaction.  A majority of our governors who are disinterested in such a transaction must approve the transaction and, acting as fiduciaries, conclude that it is in our best interest.  In addition, our Member Control Agreement permits us to enter into transactions related to the sale of corn with governors, executive officers, or their affiliates without any formal Board approval process, provided that the terms of the transaction are commercially reasonable and no less favorable to the Company than could be obtained from an unaffiliated third party.

Governor Independence

Although the Company is not required to comply with NASDAQ rules and regulations, we will evaluate governor independence based on the NASDAQ definition of “independent director” found in NASDAQ Rule 5605(a)(2) until such time as we are able to suspend our registration requiremetns with the SEC.  None of our current governors are employees of the Company.  Each of the governors hold an ownership interest (or a beneficial interest) in the number of Units specified in “Security Ownership of Certain Beneficial Owners and Management.”  No governor has provided services or goods to us or purchased services or goods from us, except for those described below under “Transactions with Related Persons, Promoters, and Certain Control Persons.”  Based on that information, it is our view that each of its governors that served during the fiscal year ended September 30, 2009 is an “independent director” under the NASDAQ listing standards related to director indepence for the board and each of its committees.  The Company has adopted a conflict of interest policy applicable to all employees, officers, committee members and governors, including the Company’s chief executive officer and chief financial officer, that establishes Company-wide policies for gifts, financial interests in outside organizations, and avoiding conflicts of interest.  The conflict of interest policy is available on the Investor Relations section of our website at http://www.ottertailethanol.com.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain material federal income tax considerations relating to the tax treatment of the Company is based on current law.  The summary is not intended to represent a detailed description of all of the federal income tax consequences applicable to a particular investor in view of that investor’s particular circumstances nor is it intended to represent a detailed description of the federal income tax consequences applicable to investors subject to special treatment under the federal income tax laws.  The summary is based on current provisions of the Internal Revenue Code, current and proposed Treasury Regulations, court decisions, and other administrative rulings and interpretations.  All of these sources are subject to change, and these changes may be applied retroactively.  We cannot provide any assurance that any change, future provisions of the Internal Revenue Code or other legal authorities will not alter significantly the tax considerations we describe in this summary.

This section of the Prospectus describes the material federal income tax risks and consequences of your participation in OTAE. No information regarding state and local taxes is provided. EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER INVESTMENT IN OTAE MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER INVESTMENT IN OTAE. Although we will furnish Unit holders with such information regarding OTAE as is required for federal income tax purposes, each Unit holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our Units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through Regulations or judicial decisions. Tax legislation may be enacted in the future that will affect OTAE and a Unit holder’s investment in OTAE. Additionally, the interpretation of existing law and Regulations described here may be challenged by the Internal Revenue Service (“IRS”) during an audit of our information return. If successful, such a challenge likely would result in adjustment of a Unit holder’s individual return.

The statements and legal conclusions contained in this section regarding federal income tax consequences of owning our Units as a result of our partnership tax classification are based on the research and analysis of our tax counsel. The tax consequences to us and our Unit holders are highly dependent on matters of fact that may occur at a future date.  Based on our tax counsel’s research and analysis, we will be treated as a partnership for federal income tax purposes.  No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that our position that we are treated as a partnership for federal income tax purposes is in no way binding on the IRS or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and our tax counsel’s research and analysis may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d) of the Code.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

Circular 230 Notice

The contents of this Prospectus were not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer.  The following discussion was written to support the promotion or marketing of the transactions addressed by this Prospectus.  Each investor should seek advice based upon the investor’s particular circumstances from an independent tax advisor.

Partnership Status

Under Treasury Regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership.  This means that we will not pay any federal income tax and the Unit holders will pay tax on their shares of our net income.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C-corporation” for federal income tax purposes. As a C-corporation, we would be taxed on our taxable income at federal corporate rates, currently at a maximum rate of thirty-five percent (35%). Distributions would be taxed again to Unit holders as corporate dividends. In addition, Unit holders would not be required to report their shares of our income or gains on their tax returns until such are distributed to Unit holders as corporate dividends. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to Unit holders would be reduced by the amount of tax paid, in which case the value of the Units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Code. Section 7704 of the Code provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:

•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.

Although there is no binding legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, we are subject to testing under the publicly traded partnership rules because we have not elected to be taxed as a corporation and intend to be taxed as a partnership.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.

We do not intend to list the Units on the New York Stock Exchange, the NASDAQ Stock Market or any other market. In addition, our Member Control Agreement prohibits any transfer of Units without the approval of our governors. Our governors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions provide that the interests will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•	In “private” transfers;

•	Through a qualified matching service; or

•	In limited amounts that satisfy a two percent (2%) test.

Private transfers include, among others:

•	Transfers (for example, gifts) in which the transferee’s tax basis in the Units is determined by reference to the transferor’s tax basis in the Units transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Code or an IRA; and

•

“Block transfers.” A block transfer is a transfer by a Unit holder and any related persons as defined in Section 267(b) or Section 707(b)(1) of the Code, in one or more transactions during any thirty-calendar-day period of Units that in the aggregate represents more than two percent (2%) of the total interests in limited liability company capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match Unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•

The seller cannot enter into a binding agreement to sell the interest until the fifteenth (15th) calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the forty-fifth (45th) calendar day after the interest is listed;

•

The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within one hundred twenty (120) days of its listing and is not reentered into the system for at least sixty (60) days after its deletion; and

•

The sum of the percentage interests in limited liability company capital or profits transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent (10%) of the total interests in limited liability company capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, transfers through a qualified matching service, and certain other transfers, do not exceed two percent (2%) of the total interests in limited liability company capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

Tax Treatment of Our Operation; Flow-Through Taxable Income and Loss; Use of Calendar Year

We will pay no federal income tax. Instead, as Unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.

Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our Unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than fifty percent (50%) of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to Our Unit Holders

As a Unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a Unit holder reporting on a calendar year basis will include his or her share of our 2009 taxable income or loss on his or her 2009 income tax return. A Unit holder with a September 30 fiscal year will report his share of our 2009 taxable income or loss on his income tax return for the fiscal year ending September 30, 2009. We will provide each Unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a Unit holder will not be taxable to the Unit holder for federal income tax purposes as long as distributions do not exceed the Unit holder’s basis in his Units immediately before the distribution, provided the distribution is not treated as a guaranteed payment under Section 707(c), a payment to a Unit holder not in his or her capacity as a Unit holder under Section 707(a), or a distribution subject to the disguised sale rules of Section 737 of the Code. Cash distributions in excess of Unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the Units under the rules described below for Unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Code, investors’ initial basis in the Units investors purchase will be equal to the sum of the amount of money investors paid for investors’ Units. Here, an investor’s initial basis in each Unit purchased in this offering will be $0.50.

An investor’s initial basis in the Units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional Units are not distributed to investors.

The basis of an investor’s Units will be decreased, but not below zero, by:

•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of certain items of our debt.

The Unit basis calculations are complex. A Unit holder is only required to compute Unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the Unit holder’s share of the loss;

•	Upon the liquidation or disposition of a Unit holder’s Unit, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a Unit or OTAE’s liquidation, exact computations usually are not necessary. For example, a Unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Code. The purpose of the basis adjustments is to keep track of a Unit holder’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the Units.

Deductibility of Losses; Basis, At-Risk and Passive Loss Limitations

A Unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•

Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s Units pursuant to Code Section 704(d). If the investor’s share of our losses exceed the investor’s basis in the investor’s Units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s Units exceeds zero.

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At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

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Passive Loss Rules; Investment Interest Expense Rules. Section 469 of the Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S-corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income. Upon disposition of a Unit holder’s entire interest in this limited liability company to an unrelated party in a fully taxable transaction, such suspended passive activity losses become treated as losses that are not from a passive activity. It is important to note that “passive activities” generally do not include dividends and interest income that normally is considered to be “passive” in nature.

For Unit holders who borrow to purchase their Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation, among other limitations. To illustrate, if a Unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that Unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest expense would be suspended and would be deductible against future passive activity income. Upon disposition of a Unit holder’s entire interest in this limited liability company to an unrelated party in a fully taxable transaction, such suspended interest expenses become treated as losses that are not from a passive activity.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Alternative minimum taxable income is the taxpayer’s adjusted gross income increased or decreased by the amount of certain adjustments and preference items. We may generate preference items affecting a Unit holder’s alternative minimum taxable income. Depending on a Unit holder’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a Unit holder’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in OTAE on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes is determined in accordance with our Member Control Agreement. Under Section 704(b) of the Code; however, the IRS will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our Member Control Agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each Unit holder’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Member Control Agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New Unit holders will be allocated a proportionate share of income or loss for the year in which they become Unit holders. The Member Control Agreement permits our governors to select any method and convention permissible under Code Section 706(d) for the allocation of tax items during the time any person is admitted as a Unit holder. In addition, the Member Control Agreement provides that upon the transfer of all or a portion of a Unit holder’s Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred Units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our Units equal to the difference between the amount realized and the Unit holder’s basis in the Units sold. The amount realized includes cash and the fair market value of any property received plus the Unit holder’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s Units that exceeds the proceeds of sale.

Except as noted below, gain or loss recognized by a Unit holder on the sale or exchange of a Unit held for more than one year will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Code Section 751(c) to include receivables not previously included in income under the Company’s method of accounting and certain items of depreciation recapture. We will assist those Unit holders that sell Units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory of our Company.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each Unit holder in his Units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in Unit values and cost recovery deductions will cause the value of a Unit to differ materially from the Unit holder’s proportionate share of the inside basis. Section 754 of the Code permits a partnership to make an election that allows a transferee who acquires Units either by purchase or upon the death of a Unit holder to adjust his share of the inside basis to fair market value as reflected by the Unit price in the case of a purchase or the estate tax value of the Unit in the case of an acquisition upon death of a Unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Code.

A Code Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Code Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Code Section 754 election, Regulations require us to make the basis adjustments. In addition, these Regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our income tax returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the Units or the transferee’s basis in the Units under Section 1014 of the Code, unless clearly erroneous.

Our Member Control Agreement provides our governors with authority to determine whether or not a Code Section 754 election will be made. Depending on the circumstances, the value of Units may be affected positively or negatively by whether or not we make a Code Section 754 election. If we decide to make a Code Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Code Section 754 election is irrevocable unless the IRS consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ Units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ Units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a Unit to notify us in writing within thirty (30) days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Code Section 751(a) exchanges, it is more likely than not that a transfer of a Unit will constitute a Code Section 751(a) exchange which requires notification. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of fifty dollars ($50) for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Unit holders

We will annually provide each Unit holder with a Schedule K-1 (or an authorized substitute). Each Unit holder’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each Unit holder must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8082 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The IRS may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investor’s tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will identify a “tax matters partner” who has certain responsibilities with respect to any IRS audit and any court litigation relating to us. Investors should consult their own tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by Regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our Unit holders and us.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “tax matters partner” (in the Company, the “Tax Matters Member”) as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a “member-manager” which is defined as a Company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of governors who is also a Unit holder of the Company. Our Member Control Agreement provides for board designation of the Tax Matters Member. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within thirty-six (36) months of the date the investor filed his income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A twenty percent (20%) penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement,” “negligence,” or a “substantial understatement of income tax,” among other reasons.  All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a twenty percent (20%) penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or Regulations. In addition, Regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

INVESTORS CONTEMPLATING A PURCHASE OF UNITS PURSUANT TO THIS OFFERING SHOULD SEEK INDEPENDENT ADVICE FROM LEGAL COUNSEL REGARDING THE EFFECT OF THE RESTRICTIONS DESCRIBED HEREINABOVE.

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HOW TO PURCHASE UNITS

To purchase the Units we are offering pursuant to this Prospectus, you should carefully read this Prospectus and its Exhibits and then proceed as follows:

1.                                       Review the Subscription Agreement and Letter of Investment Intent (“Subscription Agreement”) found under Exhibit D.  Complete the information requested, including the total number of Units to be purchased, and execute the signature page.  By signing the Subscription Agreement, you are also acknowledging that you have received and reviewed this Prospectus and its Exhibits that you agree to be bound by the terms of the proposed Member Control Agreement;

2.                                       Make a check payable to “Bremer Bank, as Escrow Agent for Otter Tail Ag Enterprises, LLC” in an amount equal to ten percent (10%) of the total purchase price of the Units for which you are subscribing; and review the Promissory Note found under Exhibit E. Complete the full recourse promissory for the remaining ninety percent (90%) of the total subscription price;

3.                                       Review the Articles of Organization and the proposed Member Control Agreement found under Exhibits A and C, respectively.  Complete the signature page to the proposed Member Control Agreement acknowledging that you agree to be bound by the terms of the proposed Member Control Agreement; and

4.                                       Deliver to the Company, by mail or in person, the following materials (as applicable):

•                                          Subscription Agreement

•                                          Promissory Note

•                                          Member Control Agreement (signature page only)

•                                          Check for ten percent (10%) of the purchase price of the Units.

Once we received the Minimum Escrow Amount for the Offering and our Plan of Reorganization is approved at the Confirmation Hearing, we will mail written notice to our investors that full payment under the promissory note is due within ten (10) days.  We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow.

The promissory note is full recourse which means that you will be liable for the Remainder due and that if you do not timely repay the indebtedness upon the terms agreed, we will pursue you by any legal means to recover the indebtedness.  This includes, but is not limited to, acquisition of a judgment against you for the amount due plus interest plus any amounts we spend to collect the balance. We will also seek from you any attorney fees we incur in collecting the balance.  Unpaid amounts due will accrue interest at a rate of 12% per year from the date repayment is due.  We will also retain the initial ten percent (10%) payment made by the subscriber.  Pursuant to the terms of the promissory note, we will not be required to give you notice of default under the terms of the promissory note, but upon your failure to make timely payment, we will immediately have the right to pursue you for payment of the balance due by any legal means.  By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing these units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.

Your subscription materials must be post-marked or received by us no later than the close of the Offering period on the Confirmation Date (August 18, 2010), if you wish to subscribe for Units in this Offering.  Completed subscriptions will be accepted from eligible subscribers, meeting the eligibility standards described in this Prospectus on a first-come, first-served basis.  We reserve the right to reject a subscription for any reason.

If you have questions concerning the subscription process, please contact Anthony Hicks, Chief Executive Officer, as follows:

Anthony Hicks

24096 - 170th Avenue

Fergus Falls, Minnesota, 56537-7518

(218) 998-4301

MINIMUM CASH AMOUNT 24,000,000 UNITS

MINIMUM OVERALL AMOUNT 28,500,000 UNITS

(subject to a lower minimum amount upon approval by the U.S. Bankruptcy Court)

PROSPECTUS

June 23, 2010

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are offering to sell, and seeking offers to buy, Units only in the state of Minnesota. The information contained in this Prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common shares.

Through and including September 21, 2010 (the 90th day after the effective date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Company has complied with the requirements in Minnesota Statutes Chapter 345, relating to unclaimed property.